UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2018

Image International Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-189359	20-3204968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8105 Birch Bay Square St. Suite 205, Blaine, WA 98230

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 9022-8228

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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CONVENTIONS THAT APPLY TO THIS CURRENT REPORT ON FORM 8-K

Except where the context otherwise requires and for purposes of this Current Report on Form 8-K only

●	all references to “Hong Kong dollars” or “HKD” are to the legal currency of Hong Kong;

●	all references to “Renminbi” or “RMB” are to the legal currency of the People’s Republic of China; and

●	all references to “U.S. dollars,” “dollars,” or “$” are to the legal currency of the United States.

Amounts may not always add to the totals due to rounding.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K or Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “ Filings “) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

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Item 1.01. Entry into a Material Definitive Agreement

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

THE SHARE EXCHANGE WITH TANG DYNASTY INVESTMENT GROUP LIMITED

On January 15, 2018, Image International Group, Inc. (“IMGL”) entered into a share exchange agreement (“Share Exchange Agreement”) with (i) Tang Dynasty Investment Group Limited, a limited liability company formed under the laws of Hong Kong, Special Administrative Region, China (“Tang Dynasty”). Pursuant to the terms of the Share Exchange Agreement, we issued 400,000,000 new shares of our common stock, par value at $0.001 per share for all of the outstanding common stock of Tang Dynasty. As a result, Tang Dynasty became a wholly owned subsidiary of ours.

Prior to the closing of the Share Exchange were exchanged, 10,000 shares of Tang Dynasty’s common stock were issued and outstanding. Hoi Ming Chan who is also the sole director of Tang Dyansty, Yuk Kiu Chan, Herman Cheuk Kau Kwong, Kwok Leung Lee, Ni Qin, and Ping Chan (the “Tang Stockholders”), acquired all the issued and outstanding capital stock of Tang Dynasty. 10,000 shares of Tang Dynasty’s common stock were in exchange for the issuance of 400,000,000 restricted shares of our common stock (the “Business Combination”).The Business Combination closed on January 18, 2018 (“Closing Date”).

None of the Tang Stockholders is a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) and Mr. Chan acquired our shares in the Reverse Merger outside of the United States.

In issuing these securities to Tang Stockholders, we claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of the shares of our common stock to them pursuant to Regulation S promulgated thereunder since, among other things, the offer or sale was made in an offshore transaction and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In addition, the recipient of the shares certified that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

Accounting Treatment; Change of Control

The Business Combination is being accounted for as a “reverse acquisition,” and Tang Dynasty is deemed to be the acquirer. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Business Combination will be those of Tang Dynasty and its consolidated subsidiaries and will be recorded at the historical cost basis of Tang Dynasty, and the consolidated financial statements after consummation of the Business Combination will include the assets and liabilities of Tang Dynasty, historical operations of Tang Dynasty, and operations of IMGL and its subsidiaries from the Closing Date of the Business Combination.

Pursuant to the Business Combination, a change of control of the IMGL occurred as of the Closing Date. Except as described in this Report, no arrangements or understandings exist among present or former controlling shareholders with respect to the election of members of our Board and, to our knowledge, no other arrangements exist that might result in a change of control of the IMGL.

We continue to be a “smaller reporting company,” as defined under the Exchange Act, following the Business Combination. We believe that, as a result of the Business Combination, we have ceased to be a “shell company” (as that term is defined in Rule 12b-2 under the Exchange Act).

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DESCRIPTION OF BUSINESS

Overview

Immediately following the Business Combination, the business of Yangshuo County Xing Yuan Lead-Zine Mine Co., Ltd. (“Yangshuo”) is to engage in waste management, recycling of tailing and mining of lead-zinc concentrates.

Corporate Information

As described above, we were incorporated in Nevada on July 25, 2005. Since incorporation and prior to the Business Combination, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

As a result of the Business Combination, we acquired the business of Yangshuo and have ceased to be a shell company.

Our principal executive offices are located at suites 502 and 503 on the 5th floor of Fourseas building in Jordan, Hong Kong. Our telephone number is (852) 9022-8228. The information contained on our website is not incorporated by reference into this Current Report on Form 8-K.

Corporate History and Structure

Incorporation and Structure of IMGL

Image International Group, Inc. (“IMGL”) was initially incorporated in the state of Nevada on July 25, 2005 under the name of Eardley Ventures. On April 21, 2008, the Company’s name, Eardley Ventures, was changed to Owlhead Minerals Corp in order to more appropriately reflect the Company’s business plan. On December 23, 2014, Owlhead Minerals Corp. filed an Amendment to it Articles of Incorporation with the Nevada Secretary of State, changing its name from Owlhead Minerals Corp. to Image International Group, Inc. and increasing its authorized capital from 100,000,000 common shares with a par value of $0.001 to 1,000,000,000 shares common shares with a par value of $0.001.

In September 2016, IMGL engaged a geologist, along with a consultant, to conduct a first-hand examination of several promising claims near Quesnel, British Columbia. This prospect turned out to be a potentially good placer development but without hard rock potential. IMGL decided to turn down the opportunity.

Finally in December 2016, IMGL was presented with a group of claims (“cells”) known as the Teako property. The Teako cells are located half way between Terrace and Smithers, British Columbia and are near the original gold rush town of Hazelton B.C. which was founded in 1866, the site of the original gateway and staging area for the famous Omineca Gold rush days of 1869-1873.

Initially, a total of 20 cells were acquired totaling 296 hectares (approx. 730 acres). After preliminary examination of the area, IMGL came to the conclusion that the area appeared to have significant potential. Therefore, IMGL’s management requested that the Prospector/Vendor stake more cells adjacent or adjoining the original claim group on behalf of IMGL. An additional 2577 hectares (approx. 6368 acres) were staked, bringing our land package to a total of 2873 hectares, or about 7098 acres. The cells have good access to many miles of new logging roads that have recently been opened up in the area.

In addition, IMGL added 735.45 acres (“Surprise” claims) just to the north east of our Teako claims.

IMGL acquired the initial cells for a cash payment of US$10,000 and 1.5-million restricted shares, which are subject to a long-term hold. The additional cells were staked on behalf of IMGL.

IMGL is an exploration stage company and its principal business is the acquisition and exploration of mineral properties. The Company is currently seeking a new business opportunity. On January 15, 2018, IMGL entered into a Share Exchange Agreement with Tang Dynasty Investment Group Limited. Tang Dynasty Investment Group Limited is a limited liability company incorporated on March 22, 2017 under the laws of Hong Kong, Special Administrative Region, China. Prior to the Share Exchange Agreements, all its 10,000 issued and outstanding shares, par value $0.128 (HK$1) per share, were owned by Hoi Ming Chan, Yuk Kiu Chan, Herman Cheuk Kau Kwong, Kwok Leung Lee, Ni Qin, and Ping Chan.

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Incorporation and Structure of Tang Dynasty

Tang Dynasty Investment Group Limited (“Tang Dynasty”) was incorporated as a limited liability company in Hong Kong on March 22, 2017. The share capital of Tang Dynasty is 10,000 ordinary shares at $1,288 (HKD10,000) and wholly owned by six Tang Stockholders. Mr. Hoi Ming Chan is the sole director of Tang Dynasty. Tang Dynasty acquired Guangdong Shenzhen Gu Yue Environmental Protection Technology Co., Ltd. (“Gu Yue”) on November 29, 2017. Gu Yue is wholly Foreign-Owned enterprises (“WFOE”) and wholly owned by Tang Dynasty.

Incorporation and Structure of Shenzhen Gu Yue Environmental Protection Technology Co. Ltd.

Shenzhen Gu Yue Environmental Protection Technology Co. Ltd. was incorporated on November 8, 2010 as a domestic company in the PRC. It was then acquired by Tang Dynasty Investment Group Limited, a Hong Kong company on November 29, 2017 for a consideration of $1,513,065 (“RMB 10 million”) and became a wholly owned subsidiary of Tang Dynasty. Simultaneously, it was converted to a Wholly Foreign-Owned Enterprise (“WFOE”). On December 5, 2017, Gu Yue obtained a controlling interest of Yangshuo through a series of contractual agreements including Exclusive Business Cooperation Agreement, Exclusive Option Agreement, Power of Attorney and Equity Pledge Agreement.

Incorporation and Structure of Yangshuo County Xing Yuan Lead-Zinc Mine Co. Ltd.

Yangshuo County Xing Yuan Lead-Zinc Mine Co. Ltd. (“Yangshuo”) is located in Xingping Town, the junction of Yangshuo, Gongcheng and Lingchuan. The company is 21 km away from Xingping Town and 47 km away from Yangshuo. Yangshuo is a joint-stock enterprise established in the former State-owned Yangshuo County Lead-Zinc Mine, which formed in January 2002. So far, there are approximately 50 shareholders. In the past, Yangshuo had the capacity to deal with 150 tons per day of mining. It was the largest industrial and mining enterprise in Yangshuo County, which represented 10% of the revenue of Yangshuo County. Its traditional business mining of lead-zinc has been diminished and idled. Since 2017, Yangshuo has been exploring business opportunities in engaging the business of mine tailings. In late 2017, it has entered into a series of contractual agreements with Gu Yue (see discussion under “Contractual arrangements between Gu Yue and Yangshuo” below). At present, Yangshuo is in a process of obtaining a mining certificate from the governmental agencies.

Yangshuo’s facilities are located in Yangshuo County Office and in the county Dongling, cover 4,000 square meters of land in total, and our office is located at the North Menger, cover more than 400 square meters of land. The commercial use is high, and there is great possibility of appreciation.

As of September 30, 2017, the value of Yangshuo’s properties and land use rights is approximately valued at $2.1 million (RMB 14 million) by Grant Sherman Appraisal Limited, our independent valuation specialist with its principal executive office in Hong Kong (website: www.grantsherman.com).

On December 5, 2017, Yangshuo signed a series of contractual arrangements (the Power of Attorney, the Exclusive Business Operation Agreement, the Exclusive Business Option Agreement and Equity Interest Pledge Agreement) with Shenzhen Gu Yue Environmental Protection Technology Co. Ltd, which was incorporated on November 8, 2010 and converted to a Wholly Foreign-Owned Enterprise (“WFOE”) on November 29, 2017. Under such agreements, Gu Yue provides comprehensive administrative, managerial and operational supports to Yangshuo, assumes Yangshuo’s business risk of loss and receive all the expected residual returns of Yangshuo. Accordingly, Yangshuo is under the effective control of Gu Yue and its accounts will be consolidated with Gu Yue’s accounts in accordance with ASC 810-10, Consolidation, upon the execution of those agreements.

Contractual Arrangements between Gu Yue and Yangshuo

Although neither we nor our subsidiaries own any equity interest in Yangshuo, instead, we control and receive the economic benefits of Yangshuo’s business operations through a series of contractual arrangements. Gu Yue, Yangshuo and its shareholder entered into such a series of contractual arrangements, also known as VIE Agreements, on December 5, 2017. The VIE agreements are designed to provide Gu Yue with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Yangshuo, including absolute control rights and the rights to the assets, property and revenue of Yangshuo.

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According to the Exclusive Business Cooperation Agreement between Gu Yue and Yangshuo, which is one of the VIE Agreements that was also entered into on December 5, 2017, Yangshuo is obligated to pay service fees to Gu Yue to take the net income of Yangshuo.

Each of the VIE Agreements is described in detail below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Yangshuo and Gu Yue, Gu Yue provides Yangshuo with technical support, consulting services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, Yangshuo granted an irrevocable and exclusive option to Gu Yue to purchase from Yangshuo, any or all of Yangshuo’s assets at the lowest purchase price permitted under the PRC laws. Should Gu Yue exercise such option, the parties shall enter into a separate asset transfer or similar agreement. For services rendered to Yangshuo by Gu Yue under this agreement, Gu Yue is entitled to collect a service fee calculated based on the time of services rendered multiplied by the corresponding rate, plus the amount of the services fees or ratio decided by Gu Yue based on the value of services rendered by Gu Yue.

The Exclusive Business Cooperation Agreement shall remain in effect unless it is terminated in writing by Gu Yue. Yangshuo does not have the right to terminate the agreement unilaterally.

The legal representative of Gu Yue, Ms. Ni QIN, is currently managing Yangshuo pursuant to the terms of the Exclusive Business Cooperation Agreement. Gu Yue has absolute authority relating to the management of Yangshuo, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. The Exclusive Business Cooperation Agreement does not prohibit related party transactions. However, upon establishment of the Company’s audit committee at the consummation of this offering, the audit committee will be required to review and approve in advance any related party transactions, including transactions involving Gu Yue or Yangshuo.

Share Pledge Agreement

Under the Share Pledge Agreement among Gu Yue and Ms. Hui Zhang, who intends to acquire 100% shares of Yangshuo (“Yangshuo Shareholder”), the Yangshuo Shareholder pledged all of her equity interests in Yangshuo to Gu Yue to guarantee the performance of Yangshuo’s obligations under the Exclusive Business Cooperation Agreement. Under the terms of the agreement, in the event that Yangshuo or its shareholder breach her respective contractual obligations under the Exclusive Business Cooperation Agreement, Gu Yue, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The Yangshuo Shareholder also agrees that upon occurrence of any event of default, as set forth in the Share Pledge Agreement, Gu Yue is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. The Yangshuo Shareholder further agrees not to dispose of the pledged equity interests or take any actions that would prejudice Gu Yue’s interest.

The Share Pledge Agreement shall be effective until all payments due under the Exclusive Business Cooperation Agreement have been paid by Yangshuo. Gu Yue shall cancel or terminate the Share Pledge Agreement upon Yangshuo’s full payment of fees payable under the Exclusive Business Cooperation Agreement.

The purposes of the Share Pledge Agreement are to (1) guarantee the performance of Yangshuo’s obligations under the Exclusive Business Cooperation Agreement, (2) make sure the shareholder of Yangshuo shall not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice Gu Yue’s interests without Gu Yue’s prior written consent and (3) provide Gu Yue control over Yangshuo. Under the Exclusive Option Agreement (described below), Gu Yue may exercise its option to acquire the equity interests in Yangshuo any time to the extent permitted by the PRC Law. In the event Yangshuo breaches its contractual obligations under the Exclusive Business Cooperation Agreement, Gu Yue will be entitled to foreclose on Yangshuo Shareholder’ equity interests in Yangshuo and may (1) exercise its option to purchase or designate third parties to purchase part or all of their equity interests in Yangshuo and in this situation, Gu Yue may terminate the VIE agreements after acquisition of all equity interests in Yangshuo or form a new VIE structure with the third parties designated by Gu Yue; or (2) dispose the pledged equity interests and be paid in priority out of the proceeds from the disposal in which case the VIE structure will be terminated.

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Exclusive Option Agreement

Under the Exclusive Option Agreement, the Yangshuo Shareholder irrevocably granted Gu Yue (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in Yangshuo. The option price is RMB 10 or the minimum price regulated by PRC law.

Under the Exclusive Option Agreement, Gu Yue may at any time under any circumstances, purchase, or have its designated person to purchase, at its discretion, to the extent permitted under PRC law, all or part of the shareholder’s equity interests in Yangshuo.

The agreement remains effective until all equity interests held by Yangshuo shareholder have been transferred or assigned to Gu Yue and/or any other person designated by Gu Yue in accordance with this agreement.

Power of Attorney

Under the Power of Attorney, the Yangshuo Shareholder authorize Gu Yue to act on her behalf as her exclusive agent and attorney with respect to all rights as shareholder, including but not limited to: (a) attending shareholder’s meetings; (b) exercising all the shareholder’s rights, including voting, that shareholder is entitled to under the laws of China and the Articles of Association, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholder the legal representative, the executive director, supervisor, the chief executive officer and other senior management members of Yangshuo.

Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

The Exclusive Option Agreement, together with the Share Pledge Agreement and the Power of Attorney enable Gu Yue to exercise effective control over Yangshuo.

The diagram below illustrates our current corporate structure:

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Our Recycling of Mine Tailings Business

After Business Combination, we plan to engage in mine tailings, particularly lead-zinc mine tailings recycling business in China through our operating entity Yangshuo. Being part of China’s solid waste recycling industry, Chinese mine tailing recycling market has huge potential. As rapid economic growth and population growth led to increased solid waste in recent years, the inadequate solid waste treatment capacity and pollution issues have become two of the most important environmental issues for the Chinese government and industry players. According to green money journal’s report, to address the solid waste issues, the Chinese government will invest RMB 2-4 trillion in the solid waste recycling industry during the “Thirteenth Five-Year Plan”. As a result, some industry experts and experienced entrepreneurs predicted that the sand tailings industry can further promote the environmental protection industry in the next five years. Given that potential growth in the sand tailings industry, we plan to follow this market trend and invest our efforts into engaging in the lead-zinc mine tailings recycling business.

Chinese Mine Tailing Recycling Market

In recent years, China Ministry of Science and Technology and the National Development and Reform Commission organized and developed a series of comprehensive utilization research of Jinchuan, Baotou Baiyun Ebo mine, Panzhihua vanadium-chromium magnetite mines. The research results indicated that valuable minerals could be recycled through the comprehensive utilization of tailings and generate significant economic benefits. Since this recovery, a number of companies started their mine tailing recycling business and achieved economic success. For example, Jiangxi Copper Company re-concentrated and recovered 1,000 tons of sulfur concentrate, 9.2 tons of copper, 40kg of gold annually from copper mine tailings produced by the copper mine located in Dexing, China. Australian Bo Green Resources Company recovered significant amount of raw gold from Henan Yintongpo’s gold mine tailings, which has been proven to stored more than 2 million tons of gold.

In addition to valuable mineral recovering, the tailings also can be converted to fertilizers, concrete additives, brick making and downhole filling materials.

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Yangshuo’s Project of Lead-Zinc Mine Tailing Recycling

Our proposed project is based on the comprehensive reutilization of the valuable elements: lead and zinc of the mine tailings, and the remaining tailings are used for fertilizers, concrete additives, brick making and downhole filling materials.

We are currently seeking to engage in mining of lead-zinc tailings in Xing Ping Town. Due to the traffic inconvenience and the lack of mineral processing technology at that time, the present tailings dam has yet to be developed and retains high-quality resources. According to the inspection result of local surveying and mapping bureau, the content of the valuable minerals in the lead-zinc mine is high, and the average qualities of those exceeds the boundary grade of the lead-zinc mine, which has great comprehensive utilization value. At present, Yangshuo is in a process of obtaining a mining certificate from the governmental agencies.

Our Planned Sand Tailing Process

First, pump sand tailings by a sand pump from the tail sand reserve to a primary treatment pond.

Second, sift tailings in a roll sieve in the primary treatment pond and pump the qualified tailings into divided buckets, and then assign to each spiral chute for further sorting. Unqualified tailings are discharged to a belt conveyor from the roll sieve, and then transferred to the ball mill for grinding. The grinded tailings are re-transferred to the roll sieve for further sifting. These form a closed loop system.

Third, the qualified tailings which have been sorted in the first spiral chute (second step above) are sent to the next level of spiral chute and have them sorted again. After that, the qualified tailings with enriched metal will be sent to the next level spiral chute for selections. Then the selected qualified tailings with enriched lead-zinc content will be transported to the mine concentrator for further processing and detoxification. The processed and detoxified tailings with enriched lead-zinc content will be dispensed and ready to be used for industrial purpose.

Fourth, the selected tailings from step three above will be discharged to a concentration tank for concentration treatment. The concentrated tailings are infiltrated through the filter. The filtering process produces dry sand which contains moisture content at approximately 12%. The dry sand will be transported to the brick factory for brick production.

Fifth, water discharged from the concentration tank and filter are mixed and transported back to the primary treatment pond, then pump them to the tail sand pump through water pump and get ready for reuse. The recycled water in the return basin supplies water for the entire production process.

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Competitive Strengths

●	Long history in mining industry

IMGL has been engaged in acquisition of gemstone and other precious mineral resources since 2014. Our subsidiary, Yangshuo, has engaged in lead-zinc mining industry since 1958. In 1967, after built a small re-election plant, thus it transformed into semi-mechanized mining. In 1975, it converted into flotation plant production and produced 100 tons per day.The existing 150 tons per day mine processing model is designed and constructed by Guangxi Industrial Design Institute (the former Guangxi Metallurgical Design Institute) in 1984, and put into operation in 1988. IMGL believes that its extensive experience in mining production can provide technical skills in transitioning its traditional mining business to sand tailings business.

●	Experienced management in mining industry

Our sole director, Mr. Hoi Ming Chan, is an inventor of new energy technologies. He has participated in a number of waste disposal plants in Shijiazhuang China beginning in 2007 and has been working on power generation projects from March 2010 to present. He is an advocate of renewable environmental protection energy technology, research, and work on commercial applications in China in order to establish a new energy research, development and manufacturing base within the country beginning with a project in cooperation with Dalian Xinbao Biomass Co. Ltd. Mr. Chan is a respected businessman and maintains the backing of the senior level of Chinese government as the country moves towards reducing its carbon footprint.

●	Environmental-friendly operations

Historically, the tailings have been ground to 0.15-0.07mm particles and stored in the dam or the nearby river, valleys, low ground. The rivers and valleys were occasionally overflown with the accumulated tailings which could seriously contaminate the water and soil. Due to the heavy rainfall or natural disaster, tailings dam disaster frequently occurred. Our tailing recycling process provides an effective method to solve the problem of tailing contamination. The processed tailings can be used as fertilizers, concrete additives, brick making and construction materials. Since those processed tailings have been detoxified, the utilization of tailings resources not only extends the life of the mine ore but also offer the environment-friendly construction products.

●	Solid Governmental support

As China became increasingly aware of its environmental problem, The Government of the People’s Republic of China has consistently promoted and enforced various environmental protection polices in recent years. Given that our recycling process of tailings enables us to reuse the mineral wastes and convert them to reusable materials for construction, agricultural and industrial uses. The government has provided substantive subsidies in environmental protection related industries and business.

Competition

We plan to be the pioneer in processing of sand tailing reserve in the Yangshuo county and the nearby vicinity of Guangxi Province. Within Yangshuo County, we do not have any relative competitors in the lead-zinc tailing since we are the largest lead-zinc mining operator in the vicinity. Nationally, we may face competition from dozens of competitors of varying sizes and geographic reach, who operate their businesses similar to our planned business. Our sales could be reduced significantly if our competitors develop and market products that are more effective, more convenient, or are less expensive than our products. We believe that we have differentiated ourselves from our potential competitors due to several factors. We strive to refine our sand tailings recycling process to keep it innovative and efficient. We have a physical presence in key location such as Yangshuo County, which enables us to meet our customers’ demands at a speed that supersedes the competition.

We will focus on regional markets during the initial phrase of our sand tailing business and plan to sell our products to the customers nationwide within the People’s Republic of China in a near future.

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Business Strategies

Pursue Disciplined Acquisition Strategy

We intend to expand the scope of our operations by acquiring solid waste management companies and disposal facilities in new markets and in existing or adjacent markets that are combined with, or tucked into, our existing operations. We intend to focus our acquisition efforts on markets that we believe provide significant growth opportunities.

Drive Financial Performance through Operational Excellence

We continue to pursue a consistent operational focus on prudent cost management and pricing discipline to drive profitability. To optimize the cost of tailing process, we have entered into an operational agreement with Fortune Deluxe Limited, a Hong Kong company on November 15, 2017. The agreement provides that Fortune Deluxe Limited utilizes its advanced tailing technologies and machinery in the tailing process. Further, we continue to seek to increase operating margins, and cash flow from operations and drive higher returns on invested capital by implementing programs focused on areas such as sales productivity and pricing effectiveness, driver productivity and route optimization, maintenance efficiency and effective purchasing.

Invest in Our People

Employing and developing a broad base of highly talented employees is essential to success. We plan to invest in high-quality talent in order to most effectively manage our proposed operations and execute our growth strategy. We will continuously recruit and hire talented local-level employees who are capable of supporting our growth initiatives and provide the best-in-class customer service we strive to deliver.

Intellectual Property

We do not own or license any significant intellectual property, including patent, registered trademark or copyright, in connection with our operations.

Government Regulations

1. Industry Regulators And Industry Organizations

We operate in lead-zinc flotation and tailings treatment, which is supervised by several government departments of China. National Development and Reform Commission released the Guiding Catalog of Industrial Structure Adjustment (2013), which set out the encouraged, restricted and out-of-class technologies and projects in the non-ferrous metals industry and macro-control the development of the industry. Ministry of Industry and Information Technology makes the industry development strategy, formulates industry planning and industrial policies, and organizes the development of industry standards and technical regulations. As the competent department of geology and mineral resources, the Ministry of Land and Resources is responsible for the exploration of mineral resources. Ministry of Environmental Protection and State Administration of Work Safety respectively regulate environmental protection and safety production of the industry.

The industry organizations of non-ferrous metals in China are China Nonferrous Metals Industry Association and China Non-ferrous Metal Processing Industry Association.

2. Industry Regulations

In order to strengthen the structural adjustment of lead and zinc industries, further standardize and improve the production and operation of enterprises, Ministry of Industry and Information Technology released the “Lead and Zinc Industry Standard Conditions (2015)” (hereinafter “Standard”) on March 16, 2015. It provides the regulations regarding the new lead and zinc smelting projects, enterprise layout, production scale, quality, equipment, energy consumption, comprehensive utilization of resources and environmental protection, safety in production, prevention and treatment of occupational diseases, etc.

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Industry Access

New and converted lead-zinc mine mining and smelting projects must comply with national industrial policies, the overall planning of land use in this region, mineral resources planning, heavy metal pollution prevention and other requirements.

In China, mineral resources are owned by the state. Before enterprises obtain mineral resources, they must first apply for and obtain the exploration and mining licenses issued by the department of Land and Resources according to law. The above licenses are the major barriers to entry into this industry.

Production scale

The holder of the mining right shall mine according to the approved plan for exploitation and utilization of mineral resources, and comply with the minimum production scale.

Quality

The mining and smelting enterprises of Lead and zinc shall have a complete product quality management system. Lead and zinc concentrate product must meet the “The Specification for Limit on Harmful Element Content of The Heavy Metal Concentrates Products” (GB/T20424-2006).

Technology and Equipment

The government encourages the use of advanced smelting technology with independent intellectual property rights, emphasizing resource utilization and environmental protection.

Energy Consumption

Lead and zinc enterprises must have a sound energy management system. The energy measurement equipment should be consistent with the relevant requirements provided in the “General Principle For Equipping and Managing of the Measuring Instrument of Energy in Organization of Energy Using” (GB17167-2006)

Environmental Protection

Lead-zinc mines and smelting enterprises shall comply with laws, regulations and policies concerning environmental protection. The enterprise shall obtain the license before carrying out the business.

Enterprises should pay attention to land and environmental protection in the lead-zinc mining process and control the pollution during mining. The discharge of pollutants shall comply with the “Emission Standard of Pollutants from Lead and Zinc Industry” (GB25466-2010). Tailings, smelting slag, smelting ash and other solid waste must be disposed of in accordance with the requirements of the solid waste and hazardous waste management requirements.

Safety in Production And Occupational Disease Prevention

Enterprises must abide by “Safety Production Law”, “Mine Safety Law”, “Occupational Disease Prevention Law” and other laws and regulations. The enterprise shall implement the national standards and industrial standards regarding the protection of employee and disease prevention. Besides, Enterprises shall obtain the Safety Production License in accordance with the “Regulation on Work Safety Permits” (2014) and other relevant provisions of laws before engaging in production activities.

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Foreign investment restrictions

The National Development and Reform Commission and the Ministry of Commerce issued The Catalogue of Industries for Guiding Foreign Investment (2015) (hereinafter as the “Catalogue”), which was effective from April 10, 2015. According to this Catalog, the restrictions on foreign investment in lead, zinc and other non-ferrous metal smelting were removed. The Catalogue was revised again in 2017 and no clear restriction was found on foreign investment in lead and zinc.

Research and Development

We currently do not conduct any research and development activities.

Employees

As of January 18, 2018, we have 19 full time employees, with 2 full time employees at IMGL, 2 full time employees at Tang Dynasty, 2 full time employees at Gu Yue and 13 full time employees at Yangshuo. As we are expanding our operation, our recruitment process is still ongoing.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this report before deciding to invest in our common stock.

The global economy and the financial markets may negatively affect our business and clients, as well as the supply of and demand for works of art.

Our business is affected by global, national and local economic conditions since the services we provide are discretionary and we depend, to a significant extent, upon a number of factors relating to discretionary consumer spending in Hong Kong and Mainland China. These factors include economic conditions and perceptions of such conditions by Traders, employment rates, the level of Traders’ disposable income, business conditions, interest rates, availability of credit and levels of taxation in regional and local markets. There can be no assurance that our services will not be adversely affected by changes in general economic conditions in China and globally.

The mining waste recycling market is influenced over time by the overall strength and stability of the global economy and the financial markets, although this correlation may not be immediately evident. In addition, political conditions and world events may affect our business through their effect on the economies, as well as on the willingness of potential buyers and sellers to invest and sell art in the wake of economic uncertainty.

A decline in trading volumes will decrease our trading revenues.

Trading volumes are directly affected by economic, political and market conditions, broad trends in business and finance, unforeseen market closures or other disruptions in trading, the level and volatility of interest rates, inflation, changes in price levels of artworks and the overall level of investor confidence. In recent years, trading volumes across our markets have fluctuated depending on market conditions and other factors beyond our control. Because a significant percentage of our revenues are tied directly to the trading volumes on our markets, it is likely that a general decline in trading volumes would lower revenues and may adversely affect our operating results. Declines in trading volumes may also impact our market share or pricing structures and adversely affect our business and financial condition.

System limitations or failures could harm our business.

Our businesses depend on the integrity and performance of the technology, computer and communications systems supporting them. If our systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new services. These consequences could result financial losses and decreased customer service and satisfaction. If trading volumes increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

A variety of uncontrollable events may reduce our ability to provide our trading services, impair our ability to provide our services or increase the cost of providing our services.

Our headquarters are in Hong Kong SAR and our servers are in Hong Kong SAR, Macau and mainland China, which are historically susceptible to adverse weather conditions such as typhoons, excessive heat or rain, earthquakes and floods. Those natural disasters may result in significant and extensive damage to our network equipment. Moreover, certain countries and regions, including China, have encountered incidents of the H5N1 strain of bird flu, or avian flu, as well as severe acute respiratory syndrome, or SARS, over the past several years and, in 2009, the outbreak of influenza A (H1N1). In 2010, an earthquake registering 7.1 on the Richter scale struck Qinghai Province. In April 2013, another major earthquake registering 7.0 on the Richter scale struck Ya’an region of Sichuan Province. In 2013, certain areas of China suffered from severe floods. We are unable to predict the effect, if any, that any other future natural disasters and health hazards may have on our business. Any future natural disasters and health hazards may, among other things, significantly disrupt our ability to adequately staff our business, and may generally disrupt our operations. Furthermore, natural disasters and health hazards may severely restrict the level of economic activities in affected areas, which may in turn materially adversely affect our business and prospects. As a result, any natural disasters or health hazards in China may have a material adverse effect on our financial condition and results of operations. These events and others, such as fluctuations in energy costs and computer virus attacks, intrusions or other widespread computing or telecommunications failures, may also damage our ability to provide our services or to obtain insurance coverage with respect to these events.

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We have insufficient insurance coverage

We presently do not have any insurance to cover certain events such as physical damage to our office premises and resulting business interruption, certain injuries occurring on our property and liability for breach of legal responsibilities as we believe, based on our organization, business model and the remote possibility of the incurrence of substantial damages from such events, that the costs of such insurance greatly exceeds the benefits of having it. However, in the possible event of a significant loss from such an event, this may severely impact our performance or continue as a going concern.

The success of our business depends on our ability to market and advertise the services we provide effectively.

Our ability to establish effective marketing campaigns is the key to our success. Our advertisements promote our corporate image and our services. If we are unable to increase awareness of our brand, the benefits of using our trading platform to invest in artwork and that such investment is secure, we may not be able to attract new Traders. Our marketing activities may not be successful in promoting our services or in retaining and increasing our Trader base. We cannot assure you that our marketing programs will be adequate to support our future growth, which may result in a material adverse effect on our results of operations.

If we are unable to renew the lease of our property, our operations may be adversely affected.

We do not directly own the land over the property we lease. We may lose our leases or may not be able to renew it when it is due on terms that are reasonable or favorable to us. This may have adverse impact on our operations, including disrupting our operations or increasing our cost of operations.

We are currently involved as a third party in an administrative litigation in which our right to use certain part of the land we own was challenged. See “Business - Legal Proceedings.” The outcome of such administrative litigation may materially adversely affect our business, financial condition, and/or operating results and may continue without resolution for long periods of time. Although we believe the outcome of this litigation will ultimately be in our favor, administrative litigation is subject to inherent uncertainties and management’s view of these matters may change in the future.

The failure to manage growth effectively could have an adverse effect on our employee efficiency, product quality, working capital levels, and results of operations.

Any significant growth in the market for our services or our entry into new markets may require an expansion of our employee base for managerial, operational, financial, and other purposes. As of the date of this report, we had approximately 19 full time employees. During any growth, we may face problems related to our operational and financial systems and controls, including quality control and delivery and service capacities. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to finance the purchase of supplies, development of new products and services, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and controls. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake our expansion plan and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competitors; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

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If we cannot obtain additional funding, we may be required to: (i) limit our investments in research and development; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing stockholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our Common Stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management and operational and technical expertise of certain key personnel, especially our CEO, Mr. Hoi Ming Chan. In addition, we will require an increasing number of experienced and competent executives and other members of senior management to implement our growth plans. If we lose the services of any member of our senior management, we may not be able to locate suitable or qualified replacements, and may incur additional expenses to recruit and train new personnel, which could severely disrupt our business and prospects.

We are dependent on a trained workforce and any inability to retain or effectively recruit such employees, particularly distribution personnel and regional retail managers for our business, could have a material adverse effect on our business, financial condition and results of operations.

We must attract, recruit and retain a sizeable workforce of qualified and trained staff to operate our business. Our ability to implement effectively our business strategy and expand our operations will depend upon, among other factors, the successful recruitment and retention of highly skilled and experienced distribution personnel, regional retail managers and other technical and marketing personnel. There is significant competition for qualified personnel in our business and we may not be successful in recruiting or retaining sufficient qualified personnel consistent with our current and future operational needs.

Our financial results may fluctuate because of many factors and, as a result, investors should not rely on our historical financial data as indicative of future results.

Fluctuations in operating results or the failure of operating results to meet the expectations of public market analysts and investors may negatively impact the market price of our securities. Operating results may fluctuate in the future due to a variety of factors that could affect revenues or expenses in any particular quarter. Fluctuations in operating results could cause the value of our securities to decline. Investors should not rely on comparisons of results of operations as an indication of future performance. As result of the factors listed below, it is possible that in future periods results of operations may be below the expectations of public market analysts and investors. This could cause the market price of our securities to decline. Factors that may affect our quarterly results include:

-	vulnerability of our business to a general economic downturn in Hong Kong and mainland China;

-	fluctuation and unpredictability of the prices of the products we sell;

-	changes in the laws of Hong Kong that affect our operations; and

-	our ability to obtain necessary government certifications and/or licenses to conduct our business.

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Risks Related to Doing Business in Hong Kong

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to you and us.

The Hong Kong legal system is a civil law system based on written statutes. The overall effect of legislation over the past approximately 25 years has significantly enhanced the protections afforded to various forms of foreign investment in Hong Kong. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since Hong Kong administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. For example, these uncertainties may impede our ability to enforce the contracts we have entered into. In addition, such uncertainties, including the inability to enforce our contracts, could materially and adversely affect our business and operation. In addition, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

Foreign Exchange Risk.

While our reporting currency is USD, our revenues, costs and expenses are denominated in RMB and HKD. All of our assets are denominated in HKD and RMB. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between USD and HKD as well as USD and RMB. If the HKD or RMB depreciates against USD, the value of our RMB and HKD revenues, earnings and assets as expressed in our USD financial statements will decline. To date, we have not entered into any foreign exchange forward contracts or similar instruments to attempt to mitigate our exposure to change in foreign currency rates.

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Future inflation in Hong Kong may inhibit our ability to conduct business profitably.

In recent years, the Hong Kong economy has experienced periods of rapid expansion and high rates of inflation. High inflation may in the future cause the Hong Kong government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in Hong Kong, and thereby harm the market for our services.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in Hong Kong.

Substantially all of our assets will be located in Hong Kong and our officers and our present directors reside outside of the United States, except the Chief Financial Officer As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

We may have difficulty establishing adequate management, legal and financial controls in Hong Kong, which could impair our planning processes and make it difficult to provide accurate reports of our operating results.

Although we will be required to implement internal controls, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in Hong Kong in these areas. As a result of these factors, we may experience difficulty in establishing the required controls, making it difficult for management to forecast its needs and to present the results of our operations accurately at all times. If we are unable to establish the required controls, market makers may be reluctant to make a market in our stock and investors may be reluctant to purchase our stock, which would make it difficult for you to sell any shares of common stock that you may own or acquire.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in Hong Kong do not provide insurance for funds held on deposit. The Hong Kong Deposit Protection Board manages and supervises the operation of the Deposit Protection Scheme, which protects deposit amounts up to only USD 64,433 (HK$500,000). As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our employees and other creditors, we may be unable to continue in business.

Since we are a Hong Kong company, you will not have certain investor rights as our shareholder, such as the right to bring legal action against other shareholders on behalf of the company.

Tang Dynasty, our operational subsidiary, is incorporated in Hong Kong. The Hong Kong Companies Ordinance (Chapter 622 of the Laws of Hong Kong), or the Companies Ordinance, does not provide for any right for our shareholders, including our significant shareholders, to bring legal action against any other shareholder on our behalf to enforce any claim against such party or parties if we fail to enforce such claim ourselves.

Our investors do not have the benefit to rely on the Public Company Accounting Oversight Board inspection of our independent registered public accounting firm.

As a company registered with the U.S. Securities and Exchange Commission, or the SEC, and traded publicly in the United States, our independent registered public accounting firm is required by the laws of the United States to be registered with the Public Company Accounting Oversight Board, or the PCAOB, and undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. The PCAOB, however, is currently unable to inspect a registered public accounting firm’s audit work relating to a company’s operations in Hong Kong where the documentation of such audit work is located in Hong Kong. Accordingly, our independent registered public accounting firm’s audit of our operations in Hong Kong is not subject to the PCAOB inspection. As a result, our investors do not have the benefit of the PCAOB inspection of our independent registered public accounting firm’s audit works and quality control procedures.

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Risks Relating to Investment in Our Securities

An active public market for our common stock may not develop or be sustained, which would adversely affect the ability of our investors to sell their securities in the public market.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of outstanding stock in the public marketplace could reduce the price of our common stock.

Holders of a significant number of our shares and/or their designees may be eligible to sell our shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act (“Rule 144”), subject to certain limitations. In general, pursuant to Rule 144, a non-affiliate stockholder (or stockholders whose shares are aggregated) who has satisfied a six-month holding period, and provided that there is current public information available, may sell all of its securities. Rule 144 also permits the sale of securities, without any limitations, by a non-affiliate that has satisfied a one-year holding period. Any substantial sale of common stock pursuant to any resale prospectus or Rule 144 may have an adverse effect on the market price of our common stock by creating an excessive supply.

If we fail to maintain effective internal controls, we may not be able to accurately report our financial results or prevent fraud, and our business, financial condition, results of operations and reputation could be materially and adversely affected.

We will become a public company upon completion of the private placement and our internal control will be essential to the integrity of our business and financial results. Our public reporting obligations are expected to place a strain on our management, operational and financial resources and systems in the foreseeable future. In preparation for this offering, we have implemented measures to enhance our internal controls, and plan to take steps to further improve our internal controls. If we encounter difficulties in improving our internal controls and management information systems, we may incur additional costs and management time in meeting our improvement goals. We cannot assure you that the measures taken to improve our internal controls will be effective. If we fail to maintain effective internal controls in the future, our business, financial condition, results of operations and reputation may be materially and adversely affected.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including SOX and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

We do not foresee paying cash dividends in the near future.

We do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains certain statements that may be deemed “forward-looking statements” within the meaning of United States of America securities laws. All statements, other than statements of historical fact, that address activities, events or developments that we intend, expect, project, believe or anticipate and similar expressions or future conditional verbs such as will, should, would, could or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

These statements include, without limitation, statements about our anticipated expenditures, including those related to general and administrative expenses; the potential size of the market for our services, future development and/or expansion of our services in our markets, our ability to generate revenues, our ability to obtain regulatory clearance and expectations as to our future financial performance. Our actual results will likely differ, perhaps materially, from those anticipated in these forward-looking statements as a result of various factors, including: our need and ability to raise additional cash. The forward-looking statements included in this report are subject to a number of additional material risks and uncertainties, including but not limited to the risks described in our filings with the Securities and Exchange Commission.

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and the related notes to those statements included in this filing. In addition to historical financial information, this discussion may contain forward-looking statements reflecting our current plans, estimates, beliefs and expectations that involve risks and uncertainties. As a result of many important factors, particularly those set forth under “Special Note Regarding Forward-Looking Statements”, our actual results and the timing of events may differ materially from those anticipated in these forward-looking statements.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations of Yangshuo County Xing Yuan Lead-Zinc Mine Co. Ltd.

Overview

Yangshuo County Xing Yuan Lead-Zinc Mine Co., Ltd. (“Yangshuo”) was incorporated on January 22, 1996 under the laws of the People’s Republic of China. Yangshuo primarily engages in lead, zinc and copper mining ore and generates revenue through the sales of processed lead, zinc and copper to customers primarily in Guangxi province. It is located in Xingping Town, the junction of Yangshuo, Gongcheng and Lingchuan. Yangshuo is a joint-stock enterprise established in the former State-owned Yangshuo County Lead-Zinc Mine and there are approximately 50 shareholders.

Yangshuo has a long history of lead, zinc and copper mining. In recent years, the Chinese government implemented and enforced environmental protection policy and the drawbacks of the joint-back cooperative system impacted the production efficiency and management of Yangshuo, its traditional business of mining of lead, zinc and copper has been idled in recent years. Since there was a considerable amount of mineral resources particularly in lead-zinc tailing reserve, Yangshuo has been exploring business opportunities in the processing of lead-zinc tailings. At present, Yangshuo is in a process of obtaining a mining certificate from governmental agencies.

During this transition period, Yangshuo made its building and land available for lease and entered into operating leases with individual and business lessees. The leases with individual lessees expire over the next 1 to 3 year(s) and the leases with commercial lessees expire over the next 2 to 4 years.

Significant Accounting Policies

Basis of Presentation

The financial statements of Yangshuo have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. Yangshuo’s financial statements are expressed in U.S. dollars.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimate and assumptions that impact the presented amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the presented amounts of revenues and expenses during the period. Actual results may differ from those estimates. Significant estimates during the years ended December 31, 2016 and 2015 include the collectability of receivables, the useful lives of long-lived assets and intangibles, assumptions used in assessing impairment of long-lived assets, valuation of accruals for expenses and tax due.

Going concern consideration

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern basis. The going-concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed on the financial statements. The Company’s ability to continue as a going concern depends on the liquidation of its current assets. As of September 30, 2017 and December 31, 2016, the Company has incurred a comprehensive loss of $11,225 and $175,914 respectively and a negative working capital of $934,965 and $883,688 respectively. These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

In an effort to continue as a going concern, Yangshuo has entered into a series of contractual agreements with Shenzhen Gu Yue Environmental Protection Technology Co. Ltd. (“Gu Yue”), a PRC company on December 5, 2017. Based on these agreements, Gu Yue obtained the controlling interest of Yangshuo and provides operational, management, marketing, technological and other support services to Yangshuo’s tailing reserve and sand mix business. The shareholder may also continue to raise fund through private placement or issuance of shares to support the operational needs. Management believes that the foregoing actions would enable Yangshuo to continue as a going concern.

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Foreign Currency Translation

The reporting currency of Yangshuo is the U.S. dollar. Yangshuo use the local currency, Renminbi (RMB), as their functional currency as determined based on the criteria of ASC 830, “Foreign Currency Translation”. Assets and liabilities are translated at the unified exchange rate as quoted by the U.S. Federal Reserve at the end of the period. Income and expense accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Translation adjustments included in accumulated other comprehensive gain/(loss) amounted to 41,620, $(73,921) and $(51,940) as of September 30, 2017, December 31, 2016 and 2015, respectively.

Below is a table with foreign exchange rates used for translation:

For the year ended December 31, (Average Rate)		September 30, 2017		2016		2015
Chinese Renminbi (RMB)	RMB	6.5785	RMB	RMB 6.6400	RMB	RMB 6.2827
United States dollar ($)		$1.0000		$1.0000		$1.0000

As of December 31, (Closing Rate)		September 30, 2017		2016		2015
Chinese Renminbi (RMB)	RMB	6.6685	RMB	6.9430	RMB	6.4778
United States dollar ($)		$1.0000		$1.0000		$1.0000

Cash and Cash Equivalents

Yangshuo considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Yangshuo maintains with various financial institutions in the PRC. As of September 30, 2017, December 31, 2016 and 2015, cash balances held in PRC banks are uninsured. Yangshuo has not experienced any losses in bank accounts and believes it is not exposed to any risks on its cash in bank accounts.

Financial Instrument

The carrying amount reported in the balance sheet for cash, other receivables, accrued liabilities and other payables approximate fair value because of the immediate or short-term maturity of these financial instruments.

Plant, Property and Equipment

Plant, property and equipment are stated at cost less accumulated depreciation and impairment losses. Gains and losses on dispositions of property and equipment are included in operating income (loss). Major additions, renewals and improvements are capitalized, while maintenance and repairs are recognized as expense as incurred.

Depreciation is provided over the estimated useful life of each class of depreciable assets and is computed using the straight-line method over the useful lives of the assets are as follows:

Classification	Estimated useful life
Buildings	Over the lease term

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Intangibles

Intangible assets are carried at cost less accumulated amortization.

Yangshuo accounts for its significant leases of land use rights for purposes of classification of operating or capital. At the inception of the lease agreements, Yangshuo will classify the leases as capital leases under ASC 840-30 if (a) transfer of ownership to lessee at the end of the lease term, (b) bargain purchase option, (c) the lease term equals to or exceeds 75% of economic life of the leased property, and/or (d) present value of minimum lease payments exceeds 90% of fair value of the lease property. Otherwise, the leases will be classified as operating leases.

Intangible assets with finite useful lives are amortized on a straight-line basis that align with it economic benefits of the intangible assets to be consumed. The original estimated useful life for the land use rights of Yangshuo ranged from 38 to 70 years stipulated on the lease term.

Intangible assets are reviewed at least annually to determine whether there are any circumstances arisen that may trigger the impairment of their carrying values. Management considers intangible assets to be impaired if their carrying value exceeds the future projected cash flows from the perspective operations. Management also evaluates the periods of amortization to identify if any subsequent events or conditions that warrant revised estimates of useful lives.

Impairment of Long-lived Assets

Long-lived assets, including buildings and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. Yangshuo assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated discounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. When Yangshuo identifies an impairment, Yangshuo reduces the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of the period ended September 30, 2017, fiscal years ended December 31, 2016 and 2015, management determined that there was no impairment.

Fair Values of Financial Instruments

ASC Topic 825, Financial Instruments (“Topic 825”) requires disclosure of fair value information of financial instruments, whether or not recognized in the balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Topic 825 excludes certain financial instruments and all non-financial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Yangshuo considers the carrying amount of cash, other receivables and other short-term payables, to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization.

Comprehensive Income (Loss)

Other comprehensive income (loss) refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income (loss) but are excluded from net income (loss) as these amounts are recorded directly as an adjustment to stockholders’ equity. Yangshuo’s other comprehensive income (loss) is comprised of foreign currency translation adjustments.

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Revenue Recognition

Yangshuo recognizes revenue in accordance with ASC 605, Revenue Recognition, regarding revenue recognition which specifies that revenue is realized or realizable and earned. Sales revenue is recognized at the date the shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, Yanghshuo has no other obligations and collectability is reasonably assured. Payment received before all the relevant criteria are recorded as customer advance.

Yangshuo sells the products of lead and zinc ore mining to industrial users and/or construction companies in primarily Yangshuo county, Guangxi province of the PRC. Sales agreements are signed with some of the major customers. The agreements provide specific terms and conditions with the exception of delivery date and quantity, which are provided when customers requested orders. Yangshuo does not sell products on a consignment basis. There is no right of return or exchange after products are delivered and accepted by customers.

Operating revenue of Yangshuo represents the selling price of the products on invoice, net of a value-added tax (“VAT”).

During the transition period of Yangshuo exploring business opportunities, it made its land and buildings available for release. Rental income attributable to residential and commercial leases is recorded on a straight-line basis, which is not materially different than if it were recorded when due from residents and recognized monthly as it was earned. Leases entered into between a resident and a property for the rental of a unit are generally year-to-year, renewable upon consent of both parties on an annual or monthly basis.

Concentration of Risk

Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and other accounts receivable. As of September 30, 2017, December 31, 2016 and 2015, $756,039(RMB 5,041,643), $14,886 (RMB 103,350) and $31,513 (RMB 204,133) were deposited with various major financial institutions located in the PRC, respectively. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness. Historically, deposits in Chinese banks are secure due to state policy to protect depositor interests. However, China promulgated a Bankruptcy Law in August 2006 that came into effect on June 1, 2007, which contains a separate article expressly stating that the State Council may promulgate implementation measures to provide for the bankruptcy of Chinese banks based on the Bankruptcy Law. Under the current Bankruptcy Law, a Chinese bank may file bankruptcy if it deems itself to be insolvent. In addition, since China’s concession to the World Trade Organization, foreign banks have been gradually permitted to operate in China and have intensified competition in many aspects, especially since the opening of the Renminbi business to foreign banks in late 2006. Therefore, the risk of bankruptcy at the institutions that the Company maintains deposits has increased. In the event of bankruptcy, the Company is unlikely to reclaim its deposits in full since it is unlikely to be classified as a secured creditor under PRC laws.

Other accounts receivable consists of rental receivable and deposit paid. They are typically unsecured and rental receivable are derived from revenue earned from lessee, thereby exposed to credit risk. The risk is mitigated by the Company’s assessment of its lessees’ creditworthiness and its ongoing monitoring of outstanding balances. The Company maintains reserves for estimated credit losses, and such losses have generally been within expectations.

Income Taxes

Yangshuo accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

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Yangshuo applies ASC 740, Accounting for Income Taxes, to account for uncertainty in income taxes and the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

Recent Accounting Pronouncement

The FASB has issued Accounting Standards Update (ASU) No. 2015-01, Income Statement - Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items.

The FASB issued this ASU as part of its initiative to reduce complexity in accounting standards. The objective of the simplification initiative is to identify, evaluate, and improve areas of U.S. GAAP for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to the users of financial statements.

This ASU eliminates from U.S. GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement - Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. Presently, an event or transaction is presumed to be an ordinary and usual activity of the reporting entity unless evidence clearly supports its classification as an extraordinary item.

If an event or transaction meets the criteria for extraordinary classification, an entity is required to segregate the extraordinary item from the results of ordinary operations and show the item separately in the income statement, net of tax, after income from continuing operations. The entity also is required to disclose applicable income taxes and either present or disclose earnings-per-share data applicable to the extraordinary item.

The FASB heard from stakeholders that the concept of extraordinary items causes uncertainty because it is unclear when an item should be considered both unusual and infrequent. Additionally, some stakeholders said that although users find information about unusual or infrequent events and transactions useful, they do not find the extraordinary item classification and presentation necessary to identify those events and transactions. Other stakeholders noted that it is extremely rare in current practice for a transaction or event to meet the requirements to be presented as an extraordinary item.

This ASU will also align more closely U.S. GAAP income statement presentation guidance with IAS 1, Presentation of Financial Statements, which prohibits the presentation and disclosure of extraordinary items.

The amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The effective date is the same for both public business entities and all other entities.

The FASB has issued Accounting Standards Update (ASU) No. 2015-04, Compensation - Retirement Benefits (Topic 715): Practical Expedient for the Measurement Date of an Employer’s Defined Benefit Obligation and Plan Assets. For an entity with a fiscal year-end that does not coincide with a month-end, the amendments in this ASU provide a practical expedient that permits the entity to measure defined benefit plan assets and obligations using the month-end that is closest to the entity’s fiscal year-end and apply that practical expedient consistently from year to year. The practical expedient should be applied consistently to all plans if an entity has more than one plan. Employee benefit plans are not within the scope of the amendments.

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If a contribution or significant event (such as a plan amendment, settlement, or curtailment that calls for a re-measurement in accordance with existing requirements) occurs between the month-end date used to measure defined benefit plan assets and obligations and an entity’s fiscal year-end, the entity should adjust the measurement of defined benefit plan assets and obligations to reflect the effects of those contributions or significant events. However, an entity should not adjust the measurement of defined benefit plan assets and obligations for other events that occur between the month-end measurement and the entity’s fiscal year-end that are not caused by the entity (e.g., changes in market prices or interest rates).

If an entity applies the practical expedient and a contribution is made between the month-end date used to measure defined benefit plan assets and obligations and the entity’s fiscal year-end, the entity should not adjust the fair value of each class of plan assets for the effects of the contribution. Instead, the entity should disclose the amount of the contribution to permit reconciliation of the total fair value of all the classes of plan assets in the fair value hierarchy to the ending balance of the fair value of plan assets.

An entity is required to disclose the accounting policy election and the date used to measure defined benefit plan assets and obligations in accordance with the amendments in this ASU.

The amendments are effective for public business entities for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments are effective for financial statements issued for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. Earlier application is permitted. The amendments should be applied prospectively.

IFRS does not have a practical expedient that permits an entity to measure defined benefit plan assets and obligations as of the month-end that is closest to the entity’s fiscal year-end (or the month-end that is closest to the date of a significant event that occurred in an interim period), whereas the amendments in this Update provide that practical expedient.

The FASB has issued Accounting Standards Update (ASU) No. 2015-10, Technical Corrections and Improvements. The amendments cover a wide range of Topics in the FASB Accounting Standards Codification™ (Codification). The amendments generally fall into one of the types of amendments listed below.

1. Amendments Related to Differences between Original Guidance and the Codification. These amendments arose because of differences between original guidance (e.g., FASB Statements, EITF Issues, and so forth) and the Codification. These amendments principally carry forward pre-Codification guidance or subsequent amendments into the Codification. Many times, either the writing style or phrasing of the original guidance did not directly translate into the Codification format and style. As a result, the meaning of the guidance might have been unintentionally altered. Alternatively, amendments in this section may relate to guidance that was codified without some text, references, or phrasing that, upon review, was deemed important to the guidance.

2. Guidance Clarification and Reference Corrections. These amendments provide clarification through updating wording, correcting references, or a combination of both. In most cases, the feedback suggested that, without these enhancements, guidance may be misapplied or misinterpreted.

3. Simplification. These amendments streamline or simplify the Codification through minor structural changes to headings or minor editing of text to improve the usefulness and understandability of the Codification.

4. Minor Improvements. These amendments improve the guidance and are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities.

The amendments represent changes to clarify the Codification, correct unintended application of guidance, or make minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. In addition, some of the amendments will make the Codification easier to understand and easier to apply by eliminating inconsistencies, providing needed clarifications, and improving the presentation of guidance in the Codification.

Transition guidance varies based on the amendments. The amendments that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon issuance.

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The FASB has issued Accounting Standards Update (ASU) No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

All other entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU 2014-09.

FASB Reduces Complexity of Classifying Deferred Taxes on the Balance Sheet. The FASB has issued Accounting Standards Update (ASU) No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which changes how deferred taxes are classified on organizations’ balance sheets.

The ASU eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent.

The amendments apply to all organizations that present a classified balance sheet. For public companies, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For private companies, not-for-profit organizations, and employee benefit plans, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018.

On February 25, 2016, the Financial Accounting Standards Board (FASB) issued its new lease accounting guidance in Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842).

Under the new guidance, lessees will be required recognize the following for all leases (with the exception of short-term leases) at the commencement date:

-A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and

-A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary, lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers.

The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing.

Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years (i.e., January 1, 2019, for a calendar year entity). Nonpublic business entities should apply the amendments for fiscal years beginning after December 15, 2019 (i.e., January 1, 2020, for a calendar year entity), and interim periods within fiscal years beginning after December 15, 2020. Early application is permitted for all public business entities and all nonpublic business entities upon issuance.

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Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach.

The FASB has issued Accounting Standards Update (ASU) No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net). The amendments relate to when another party, along with the entity, is involved in providing a good or service to a customer. Topic 606 Revenue from Contracts with Customers requires an entity to determine whether the nature of its promise is to provide that good or service to the customer (i.e., the entity is a principal) or to arrange for the good or service to be provided to the customer by the other party (i.e., the entity is an agent).

The amendments are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations by clarifying the following:

-An entity determines whether it is a principal or an agent for each specified good or service promised to a customer.

-An entity determines the nature of each specified or service (e.g., whether it is a good, service, or a right to a good or service).

-When another entity is involved in providing goods or services to a customer, an entity that is a principal obtains control of: (a) a good or another asset from the other party that it then transfers to the customer; (b) a right to a service that will be performed by another party, which gives the entity the ability to direct that party to provide the service to the customer on the entity’s behalf; or (c) a good or service from the other party that it combines with other goods or services to provide the specified good or service to the customer.

-The purpose of the indicators in paragraph 606-10-55-39 is to support or assist in the assessment of control. The amendments in paragraph 606-10-55-39A clarify that the indicators may be more or less relevant to the control assessment and that one or more indicators may be more or less persuasive to the control assessment, depending on the facts and circumstances.

The amendments amend certain existing illustrative examples and add additional illustrative examples to assist in the application of the guidance.

The effective date and transition of these amendments is the same as the effective date and transition of ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Public entities should apply the amendments in ASU 2014-09 for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Private entities must apply the amendments one year later.

 The FASB has issued Accounting Standards Update No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606.

The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. Public entities should apply the amendments for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The effective date for nonpublic entities is deferred by one year.

Identifying Performance Obligations

Before an entity can identify its performance obligations in a contract with a customer, the entity first identifies the promised goods or services in the contract. The amendments add the following guidance:

1. An entity is not required to assess whether promised goods or services are performance obligations if they are immaterial in the context of the contract with the customer.

2. An entity is permitted, as an accounting policy election, to account for shipping and handling activities that occur after the customer has obtained control of a good as an activity to fulfill the promise to transfer the good rather than as an additional promised service.

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To identify performance obligations in a contract, an entity evaluates whether promised goods and services are distinct. The amendments improve the guidance on assessing the promises are separately identifiable criterion by:

1. Better articulating the principle for determining whether promises to transfer goods or services to a customer are separately identifiable by emphasizing that an entity determines whether the nature of its promise in the contract is to transfer each of the goods or services or whether the promise is to transfer a combined item (or items) to which the promised goods and/or services are inputs.

2. Revising the related factors and examples to align with the improved articulation of the separately identifiable principle.

Licensing Implementation Guidance

Topic 606 includes implementation guidance on determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments are intended to improve the operability and understandability of the licensing implementation guidance by clarifying the following:

1. An entity’s promise to grant a customer a license to intellectual property that has significant standalone functionality (e.g., the ability to process a transaction, perform a function or task, or be played or aired) does not include supporting or maintaining that intellectual property during the license period.

2. An entity’s promise to grant a customer a license to symbolic intellectual property (that is, intellectual property that does not have significant standalone functionality) includes supporting or maintaining that intellectual property during the license period.

3. An entity considers the nature of its promise in granting a license, regardless of whether the license is distinct, in order to apply the other guidance in Topic 606 to a single performance obligation that includes a license and other goods or services (in particular, the guidance on determining whether a performance obligation is satisfied over time or at a point in time and the guidance on how best to measure progress toward the complete satisfaction of a performance obligation satisfied over time).

The FASB has issued Accounting Standards Update No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. The amendments do not change the core revenue recognition principle in Topic 606. The amendments provide clarifying guidance in certain narrow areas and add some practical expedients. These amendments are effective at the same date that Topic 606 is effective. Topic 606 is effective for public entities for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Topic 606 is effective for nonpublic entities one year later. Following is a summary of the clarifying guidance and practical expedients in the amendments.

Assessing the Collectability Criterion in Paragraph 606-10-25-1(e) and Accounting for Contracts That Do Not Meet the Criteria for Step 1 (Applying Paragraph 606-10-25-7). The amendments clarify the objective of the collectability criterion in Step 1. The objective of this assessment is to determine whether the contract is valid and represents a substantive transaction on the basis of whether a customer has the ability and intention to pay the promised consideration in exchange for the goods or services that will be transferred to the customer. The amendments also add a new criterion to paragraph 606-10-25-7 to clarify when revenue would be recognized for a contract that fails to meet the criteria in Step 1. That criterion allows an entity to recognize revenue in the amount of consideration received when the entity has transferred control of the goods or services, the entity has stopped transferring goods or services (if applicable) and has no obligation under the contract to transfer additional goods or services, and the consideration received from the customer is nonrefundable.

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Presentation of Sales Taxes and Other Similar Taxes Collected from Customers. The amendments permit an entity, as an accounting policy election, to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price.

Noncash Consideration. The amendments specify that the measurement date for noncash consideration is contract inception. The amendments also clarify that the variable consideration guidance applies only to variability resulting from reasons other than the form of the consideration.

Contract Modifications at Transition. The amendments provide a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations.

Completed Contracts at Transition. The amendments clarify that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application. Accounting for elements of a contract that do not affect revenue under legacy GAAP are irrelevant to the assessment of whether a contract is complete. In addition, the amendments permit an entity to apply the modified retrospective transition method either to all contracts or only to contracts that are not completed contracts.

Technical Correction. The amendments clarify that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. However, an entity is still required to disclose the effect of the changes on any prior periods retrospectively adjusted.

The FASB has issued Accounting Standards Update (ASU) No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to address diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows.

The amendments provide guidance on the following eight specific cash flow issues:

●	Debt Prepayment or Debt Extinguishment Costs;

●	Settlement of Zero-Coupon Debt Instruments or Other Debt Instruments with Coupon Interest Rates That Are Insignificant in Relation to the Effective Interest Rate of the Borrowing;

●	Contingent Consideration Payments Made after a Business Combination;

●	Proceeds from the Settlement of Insurance Claims;

●	Proceeds from the Settlement of Corporate-Owned Life Insurance Policies, including Bank-Owned;

●	Life Insurance Policies;

●	Distributions Received from Equity Method Investees;

●	Beneficial Interests in Securitization Transactions; and

●	Separately Identifiable Cash Flows and Application of the Predominance Principle.

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The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted, including adoption in an interim period.

The amendments should be applied using a retrospective transition method to each period presented. If it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest date practicable.

FASB Amends the Accounting for Intra-Entity Transfers of Assets. The FASB has issued Accounting Standards Update No. 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory. Current GAAP prohibits the recognition of current and deferred income taxes for an intra-entity asset transfer until the asset has been sold to an outside party. This prohibition on recognition is an exception to the principle of comprehensive recognition of current and deferred income taxes in GAAP.

The amendments require an entity to recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. The amendments eliminate the exception for an intra-entity transfer of an asset other than inventory. Two common examples of assets included in the scope of the amendments are intellectual property and property, plant, and equipment.

The amendments do not include new disclosure requirements; however, existing disclosure requirements might be applicable when accounting for the current and deferred income taxes for an intra-entity transfer of an asset other than inventory.

The amendments align the recognition of income tax consequences for intra-entity transfers of assets other than inventory with International Financial Reporting Standards. IAS 12, Income Taxes, requires recognition of current and deferred income taxes resulting from an intra-entity transfer of any asset (including inventory) when the transfer occurs.

The amendments are effective for public business entities for annual reporting periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods. For all other entities, the amendments are effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual periods beginning after December 15, 2019. Early adoption is permitted for all entities in the first interim period if an entity issues interim financial statements.

The amendments should be applied on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings as of the beginning of the period of adoption.

The FASB has issued Accounting Standards Update (ASU) No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The amendments apply to all entities that have restricted cash or restricted cash equivalents and are required to present a statement of cash flows. The amendments address diversity in practice that exists in the classification and presentation of changes in restricted cash on the statement of cash flows.

The amendments require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. As a result, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments do not provide a definition of restricted cash or restricted cash equivalents.

The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted. The amendments should be applied using a retrospective transition method to each period presented.

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The FASB has issued Accounting Standards Update (ASU) No. 2016-19, Technical Corrections and Improvements. The amendments cover a wide range of Topics in the Accounting Standards Codification. The amendments generally fall into one of the types of categories listed below.

●	Amendments related to differences between original guidance (e.g., FASB Statements, EITF Issues, etc.) and the Codification. These amendments principally carry forward pre-Codification guidance or subsequent amendments into the Codification. Many times, either the writing style or phrasing of the original guidance did not directly translate into the Codification format and style. As a result, the meaning of the guidance might have been unintentionally altered. Alternatively, amendments in this category may relate to guidance that was codified without some text, reference, or phrasing that, upon review, was deemed important to the guidance.

●	Guidance clarification and reference corrections that provide clarification through updating wording, correcting references, or a combination of both. In most cases, the feedback suggested that, without these enhancements, guidance may be misapplied.

●	Simplification amendments that streamline or simplify the Codification through minor structural changes to headings or minor editing of text to improve the usefulness and understandability of the Codification.

●	Minor improvements to the guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities.

The FASB has issued Accounting Standards Update (ASU) No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements for Topic 606. Public entities should apply Topic 606 (and related amendments) for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Nonpublic entities should apply Topic 606 (and related amendments) for an annual reporting period beginning after December 15, 2018, (i.e., January 1, 2019, for a calendar year entity) and interim reporting periods within annual reporting periods beginning after December 15, 2019.

On May 28, 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in ASU 2016-20 affect narrow aspects of the guidance issued in ASU 2014-09 as summarized below.

Issue 1: Loan Guarantee Fees: The amendments clarify that guarantee fees within the scope of Topic 460, Guarantees, (other than product or service warranties) are not within the scope of Topic 606.

Issue 2: Contract Costs - Impairment Testing: The amendments clarify that when performing impairment testing in Subtopic 340-40, Other Assets and Deferred Charges – Contracts with Customers, an entity should: (a) consider expected contract renewals and extensions; and (b) include both the amount of consideration it already has received but has not recognized as revenue and the amount it expects to receive in the future.

Issue 3: Contract Costs - Interaction of Impairment Testing with Guidance in Other Topics: The amendments clarify that impairment testing first should be performed on assets not within the scope of Topic 340, Topic 350, Intangibles - Goodwill and Other, or Topic 360, Property, Plant, and Equipment (e.g., Topic 330, Inventory), then assets within the scope of Topic 340, then asset groups and reporting units within the scope of Topic 360 and Topic 350.

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Issue 4: Provisions for Losses on Construction-Type and Production-Type Contracts: The amendments require that the provision for losses be determined at least at the contract level. However, the amendments allow an entity to determine the provision for losses at the performance obligation level as an accounting policy election.

Issue 5: Scope of Topic 606: The amendments remove the term insurance from the scope exception to clarify that all contracts within the scope of Topic 944, Financial Services – Insurance, are excluded from the scope of Topic 606.

Issue 6: Disclosure of Remaining Performance Obligations: The amendments provide optional exemptions from the disclosure requirement for remaining performance obligations for specific situations in which an entity need not estimate variable consideration to recognize revenue. The amendments also expand the information that is required to be disclosed when an entity applies one of the optional exemptions.

Issue 7: Disclosure of Prior-Period Performance Obligations: The amendments clarify that the disclosure of revenue recognized from performance obligations satisfied (or partially satisfied) in previous periods applies to all performance obligations and is not limited to performance obligations with corresponding contract balances.

Issue 8: Contract Modifications Example: The amendments better align Example 7 with the principles in Topic 606.

Issue 9: Contract Asset versus Receivable: The amendments provide a better link between the analysis in Example 38, Case B and the receivables presentation guidance in Topic 606.

Issue 10: Refund Liability: The amendments remove the reference to the term contract liability from the journal entry in Example 40.

Issue 11: Advertising Costs: The amendments reinstate the guidance on the accrual of advertising costs and move the guidance to Topic 720, Other Expenses.

Issue 12: Fixed-Odds Wagering Contracts in the Casino Industry: The amendments: (a) create a new Subtopic 924-815, Entertainment – Casinos - Derivatives and Hedging, which includes a scope exception from the derivatives guidance for fixed-odds wagering contracts; and (b) includes a scope exception within Topic 815 for fixed-odds wagering contracts issued by casino entities. Fixed-odds wagering contracts are revenue transactions which should be recognized in accordance with Topic 606.

Issue 13: Cost Capitalization for Advisors to Private Funds and Public Funds: The amendments align the cost-capitalization guidance for advisors to both public funds and private funds in Topic 946, Financial Services - Investment Companies.

The FASB has issued Accounting Standards Update (ASU) No. 2017-03, Accounting Changes and Error Corrections (Topic 250) and Investments - Equity Method and Joint Ventures (Topic 323): Amendments to SEC Paragraphs Pursuant to Staff Announcements at the September 22, 2016 and November 17, 2016 EITF Meetings.

The amendments add paragraph 250-10-S99-6 which includes the text of “SEC Staff Announcement: Disclosure of the Impact That Recently Issued Accounting Standards Will Have on the Financial Statements of a Registrant When Such Standards Are Adopted in a Future Period (in accordance with Staff Accounting Bulletin [SAB] Topic 11.M).” Following is the text of the SEC Staff Announcement:

This announcement applies to ASU No. 2014- 09, Revenue from Contracts with Customers (Topic 606); ASU No. 2016-02, Leases (Topic 842); and ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent amendments. FN1

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SAB Topic 11.M provides the SEC staff view that a registrant should evaluate ASUs that have not yet been adopted to determine the appropriate financial statement disclosuresFN2 about the potential material effects of those ASUs on the financial statements when adopted. Consistent with Topic 11.M, if a registrant does not know or cannot reasonably estimate the impact that adoption of the ASUs referenced in this announcement is expected to have on the financial statements, then in addition to making a statement to that effect, that registrant should consider additional qualitative financial statement disclosures to assist the reader in assessing the significance of the impact that the standard will have on the financial statements of the registrant when adopted. In this regard, the SEC staff expects the additional qualitative disclosures to include a description of the effect of the accounting policies that the registrant expects to apply, if determined, and a comparison to the registrant’s current accounting policies. Also, a registrant should describe the status of its process to implement the new standards and the significant implementation matters yet to be addressed:

FN 1 This announcement also applies to any subsequent amendments to guidance in the ASUs that are issued prior to a registrant’s adoption of the aforementioned ASUs.

FN 2 Topic 11.M provides SEC staff views on disclosures that registrants should consider in both Management’s Discussion & Analysis (MD&A) and the notes to the financial statements. MD&A may contain cross references to these disclosures that appear within the notes to the financial statements.

The FASB has issued Accounting Standards Update No. 2017-05, Other Income – Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets.

A contract may involve the transfer of both nonfinancial assets and financial assets (e.g., cash and receivables). The amendments clarify that a financial asset is within the scope of Subtopic 610-20 if it meets the definition of an in substance nonfinancial asset. The amendments also define the term in substance nonfinancial asset.

The amendments clarify that nonfinancial assets within the scope of Subtopic 610-20 may include nonfinancial assets transferred within a legal entity to a counterparty. For example, a parent may transfer control of nonfinancial assets by transferring ownership interests in a consolidated subsidiary. A contract that includes the transfer of ownership interests in one or more consolidated subsidiaries is within the scope of Subtopic 610-20 if substantially all of the fair value of the assets that are promised to the counterparty in a contract is concentrated in nonfinancial assets.

The amendments clarify that an entity should identify each distinct nonfinancial asset or in substance nonfinancial asset promised to a counterparty and derecognize each asset when a counterparty obtains control of it.

The amendments are effective at the same time Topic 606, Revenue from Contracts with Customers is effective. For public entities, the amendments are effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. For all other entities, the amendments are effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019.

The FASB has issued Accounting Standards Update No. 2017-06, Plan Accounting: Defined Benefit Pension Plans (Topic 960); Defined Contribution Pension Plans (Topic 962); Health and Welfare Benefit Plans (Topic 965): Employee Benefit Plan Master Trust Reporting. The amendments relate primarily to the reporting by an employee benefit plan (a plan) for its interest in a master trust. A master trust is a trust for which a regulated financial institution (bank, trust company, or similar financial institution that is regulated, supervised, and subject to periodic examination by a state or federal agency) serves as a trustee or custodian and in which assets of more than one plan sponsored by a single employer or by a group of employers under common control are held.

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The amendments are effective for fiscal years beginning after December 15, 2018. Early adoption is permitted. The amendments should be applied retrospectively to each period for which financial statements are presented. The amendments apply to reporting entities within the scope of Topic 960, Plan Accounting - Defined Benefit Pension Plans, Topic 962, Plan Accounting - Defined Contribution Pension Plans, or Topic 965, Plan Accounting - Health and Welfare Benefit Plans.

Under Topic 960, investments in master trusts are presented in a single line item in the statement of net assets available for benefits. Similar guidance is not provided in Topic 962 or 965, which has resulted in diversity in practice. For each master trust in which a plan holds an interest, the amendments require a plan’s interest in that master trust and any change in that interest to be presented in separate line items in the statement of net assets available for benefits and in the statement of changes in net assets available for benefits, respectively.

Topics 960 and 962 require plans to disclose their percentage interest in the master trust and a list of the investments held by the master trust, presented by general type, within the plan’s financial statements. The amendments remove the requirement to disclose the percentage interest in the master trust for plans with divided interests and require that all plans disclose the dollar amount of their interest in each of those general types of investments.

Current U.S. GAAP does not require disclosure by plans of the master trust’s other assets and liabilities. Examples of those balances include amounts due from brokers for securities sold, amounts due to brokers for securities purchased, accrued interest and dividends, and accrued expenses. The amendments require all plans to disclose: (a) their master trust’s other asset and liability balances; and (b) the dollar amount of the plan’s interest in each of those balances.

Lastly, investment disclosures (e.g., those required by Topics 815 and 820) relating to 401(h) account assets are generally provided in both the defined benefit pension plan financial statements and the health and welfare benefit plan financial statements. Stakeholders noted that the disclosures are redundant. The amendments remove that redundancy and do not require that the investment disclosures relating to the 401(h) account assets be provided in the health and welfare benefit plan’s financial statements. The amendments will require the health and welfare benefit plan to disclose the name of the defined benefit pension plan in which those investment disclosures are provided, so that participants can easily access those statements for information about the 401(h) account assets, if needed.

The FASB has issued Accounting Standards Update (ASU) No. 2017-07, Compensation — Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. The amendments apply to all employers, including not-for-profit entities, that offer to their employees defined benefit pension plans, other postretirement benefit plans, or other types of benefits accounted for under Topic 715, Compensation — Retirement Benefits.

The amendments require that an employer report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. The other components of net benefit cost are required to be presented in the income statement separately from the service cost component and outside a subtotal of income from operations, if one is presented. If a separate line item or items are used to present the other components of net benefit cost, that line item or items must be appropriately described. If a separate line item or items are not used, the line item or items used in the income statement to present the other components of net benefit cost must be disclosed.

The amendments also allow only the service cost component to be eligible for capitalization when applicable (e.g., as a cost of internally manufactured inventory or a self-constructed asset).

The amendments are effective for public business entities for annual periods beginning after December 15, 2017, including interim periods within those annual periods. For other entities, the amendments are effective for annual periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. Early adoption is permitted as of the beginning of an annual period for which financial statements (interim or annual) have not been issued or made available for issuance.

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FASB Amends SEC Paragraphs related to Revenue Recognition and Leases Standards for Public Business Entities. The FASB has issued Accounting Standards Update (ASU) No. 2017-13.This ASU adds, amends, and supersedes SEC paragraphs of the Accounting Standards Codification (ASC) related to the adoption and transition provisions of ASU No. 2014-09, Revenue From Contracts with Customers and ASU 2016-02, Leases,for public business entities. The ASU is titled ASU No. 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842): Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments.

ASU 2017-13 codifies portions of an SEC Staff Announcement made at the July 20, 2017 Emerging Issues Task Force (EITF) meeting essentially delaying the effective date of the revenue recognition and leases standards for a subset of public entities . The SEC Observer made the following SEC Staff Announcement, “Transition Related to Accounting Standards Updates No. 2014-09 and 2016-02,” at the July 20, 2017 EITF meeting:

The SEC staff would not object to a public business entity that otherwise would not meet the definition of a public business entity except for a requirement to include or the inclusion of its financial statements or financial information in another entity’s filing with the SEC adopting (1) ASC Topic 606, Revenue from Contracts with Customers for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019, and (2) ASC Topic 842, Leases for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020.

A public business entity that otherwise would not meet the definition of a public business entity except for a requirement to include or the inclusion of its financial statements or financial information in another entity’s filing with the SEC may still elect to adopt ASC Topic 606 and ASC Topic 842 according to the public business entity effective dates.

This announcement is applicable only to public business entities that otherwise would not meet the definition of a public business entity except for a requirement to include or the inclusion of its financial statements or financial information in another entity’s filing with the SEC. This announcement is not applicable to other public business entities.

Results of Operations of Yangshuo County Xing Yuan Lead-Zinc Mine Co. Ltd

The following discussion and analysis of the results of our operations should be read in conjunction with the Financial Statements of Yangshuo for the nine months ended September 30, 2017, the fiscal years ended December 31, 2016 and 2015 as well as the related notes to financial statements that are included elsewhere in this report.

Revenue

For the fiscal years ended December 31, 2016 and 2015, we have recognized $0 and $56,567 revenue, respectively. Yangshuo was in the process of transitioning its traditional lead-zinc mining business to exploration of lead-zinc tailings production. Accordingly, Yangshuo’s mining process has been idled and the fiscal year ended December 31, 2016 was nil. For the nine months ended September 30, 3017, there was also no revenue.

Operating Expenses

The operating expenses of Yangshuo, $136,777 and $117,181, mainly consists of general and administrative expenses for the fiscal years ended December 31, 2016 and 2015, respectively.

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Total operating expenses change during the fiscal year ended December 31, 2016, was $136,777, higher than that for the same period in 2015 due to higher payroll and office meeting expenses accrued in the fiscal year 2016. Yangshuo has increased compensation for the staff and more office meetings and meals were held in 2016.

For the nine months ended September 30, 2017, the operating expenses were $79,670.

Our general and administrative expenses for the nine months ended September 30, 2017, for the fiscal years ended December 31, 2016 and 2015 comprised of the following:

	9-month ended 09/30/2017	Fiscal year ended 12/31/2016	Fiscal year ended 12/31/2015	Change	Percentage Change
Payroll and related benefits	$16,037	$37,372	$13,441	$23,931	178%
Travel	46	979	796	183	23%
Office expense and meeting	16,084	35,880	28,849	7,031	24%
Utilities	—	2,033	11,516	(9,483)	(82)%
Repair and maintenance	4,591	5,160	5,639	(479)	(8)%
Insurance	5,172	5,225	4,106	1,119	27%
Depreciation and amortization	37,740	50,128	52,834	(2,706)	(5)%
Total	$79,670	$136,777	$117,181	$19,596	17%

Loss from Operations

As a result of the factors discussed above, Yangshuo incurred a loss from operation of $101,993 for the fiscal year ended December 31, 2016 compared to a loss $59,511 for the fiscal year ended December 31, 2015.

For the nine months ended September 30, 2017, the loss from operations was $52,845.

Other Income (Expenses)

Yangshuo’s other income for the nine months ended September 30, 2017, for the fiscal years ended December 31, 2016 and 2015 included the following:

Interest Income:

Interest income for the fiscal years ended December 31, 2016 and 2015 was $18 and $18, respectively. For the nine months ended September 30, 2017, interest income was $367.

Other Income:

Yangshuo has recognized $53,606 and $22,785 of other income for the fiscal years ended December 31, 2016 and 2015. Out of this total amount, $26,852 and $21,512 related to rental for the fiscal years ended December 31, 2016 and 2015, respectively. Yangshuo has leased out its building to and entered into lease agreements with several individuals and corporate entities.

For the nine months ended September 30, 2017, other income was $40,681. Out of this amount, $24,684 related to rental income.

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Provision for Income Taxes

For the fiscal year ended December 31, 2016 and 2015, the provision for income taxes was nil due to tax loss incurred and no valuation allowance provided on the deferred tax assets including the net operating losses.

For the nine months ended September 30, 2017, the provision for income taxes was nil due to tax loss incurred and no valuation allowance provided on the deferred tax assets including the net operating losses.

Management determined that it is more likely than not that the net operating losses will not be realized before the statutory expiration date, with the latest in the year 2020.

Net Loss

As a result of the factors discussed above, for the year ended December 31, 2016, net loss amounted to $101,993, as compared to loss of $59,511 for the year ended December 31, 2015. For the nine months ended September 30, 2017, net loss was $52,845.

Foreign currency translation loss

The functional currency of our operations in the PRC is the Chinese Yuan or Renminbi (“RMB”). The financial statements are translated to U.S. dollars using the period end rates of exchange for assets and liabilities, equity is translated at historical exchange rates, and average rates of exchange (for the period) are used for revenues and expenses and cash flows. Transaction gains and or losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. As a result of foreign currency translations, which are a noncash adjustment, we reported a foreign currency translation loss of $73,921 for the year ended December 31, 2016, as compared to a foreign currency translation loss of $51,940 for the year ended December 31, 2015. This noncash loss had the effect of increasing our reported comprehensive loss.

For the nine months ended September 30, 2017, the foreign currency translation gain was $41,620 which decreased our reported comprehensive loss.

Comprehensive loss

As a result of our foreign currency translation loss, we had comprehensive loss for the year ended December 31, 2016 of $175,914, compared to comprehensive loss of $111,451 for the year ended December 31, 2015. For the nine months ended September 30, 2017, the comprehensive loss was $11,225.

Liquidity and Capital Resources

As of September 30, 2017, we had a cash balance of $756,398. Net cash provided by the operating activities totaled to $746,555. There was no net cash provided by or used in investing and financing activities. Effect of exchange rate change on cash totaled $(9,284). The resulting change in cash for the period was an increase of $737,271, which was chiefly due to the increase in amount due to shareholder.

As of December 31, 2016, we had a cash balance of $19,127. During the year ended December 31, 2016, net cash used in operating activities totaled to $12,920. There was no net cash provided by or used in investing and financing activities. Effect of exchange rate change on cash totaled $(1,695). The resulting change in cash for the period was a decrease of $14,615, which was primarily due to net book loss.

As of December 31, 2015, we had a cash balance of $33,742. During the year ended December 31, 2015, net cash provided by operating activities totaled to $21,956. There was no net cash provided by or used in investing and financing activities. The resulting change in cash for the period was an increase of $20,745, which was primarily due to increase in accrued expenses.

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	9-month ended 09/30/2017	Fiscal year ended 12/31/2016	Fiscal year ended 12/31/2015	Change	Percentage Change
	(Unaudited)	(Audited)	(Audited)
Net cash provided by (used in) operating activities	$746,555	$(12,920)	$21,956	$(34,876)	(159)%
Net cash (used in) provided by investing activities	-	-	-	-	-
Net cash provided by financing activities	-	-	-	-	-
Effect of exchange rate change on cash	(9,284)	(1,695)	(1,211)	(484)	40%
Total net change in cash and cash equivalents	$737,271	$(14,615)	$20,745	$(35,360)	(170)%

Net cash provided by operating activities decreased by $34,876 to $(12,920) as of December 31, 2016 from $21,956 as of December 31, 2015. This decrease is primarily attributable to general and administrative expenses incurred in the fiscal year 2016 as discussed above.

The following table sets forth a summary of changes in our working capital from December 31, 2015 to December 31, 2016:

					Percentage
	09/30/2017	12/31/2016	12/31/2015	Change	Change
	(Unaudited)	(Audited)	(Audited)
Current Assets	$915,675	$21,147	64,394	$(43,247)	(67)%
Current Liabilities	1,850,640	904,835	958,381	(53,546)	(6)%
	$(934,965)	$(883,688)	(893,987)	$10,299	(1)%

Our working capital deficit decreased by $10,299 from $893,987 as of December 31, 2015 to $883,688 as of December 31, 2016. This decrease in working capital deficit is primarily attributable to decrease in deferred rent revenue by $8,816, reduction of other payables and accrued expenses by $12,141, fall in short-term loan balance by $32,589 due to depreciation of Chinese Renminbi, the overall decrease in current liabilities is offset by lower cash balance as of December 31, 2016  . As of September 30, 2017, our working capital deficit increased to $934,965 primarily due to payable to shareholder.

We require cash in approximately $1.9 million within the next twelve months including $0.5 million to repay outstanding short-term loans to the bank institutions and county agencies, $0.9 million to shareholder and $0.4 million related to the loan interest payable to bank institutions and county agencies.    In an effort to support and maintain our financial positions and operations, we have leased out our properties and land to multiple individuals and business parties. Furthermore, in the fourth quarter of 2017, we have entered into a series of contractual agreements with Shenzhen Gu Yue Technology Protection Co. Ltd. (“Gu Yue”). Those agreements enabled us to obtain a leverage and business support from Gu Yue and seek business opportunities in engaging the sand tailing production that expects to be commenced in 2018. We believe that such business arrangements can provide us sufficient financial resources for our operations.

Because the exchange rate conversion is different for the balance sheets and the statements of cash flows, the changes in assets and liabilities reflected on the statements of cash flows are not necessarily identical with the comparable changes reflected on the balance sheets.

Going Concern Consideration

Our operations and financial results are subject to numerous various risks and uncertainties that could adversely affect our business, financial condition, and results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support, and credit risk support or other benefits.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities, or if we are able, there is no guarantee that existing shareholders will not be substantially diluted.

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PROPERTIES

Tang Dynasty leased approximately 1,119.45 square feet of office space at suites 502 and 503 on the 5th floor of Fourseas building in Jordan, Hong Kong. The lease was effective on July 1, 2017 and expires on June 30, 2019 and provides for a monthly rent payment of approximately $8,638 (HKD 57,600), management fee approximately $489 (HKD 3,264) and utility charges approximately $1,008 (HKD 6,720).

Yangshuo has owned the following properties and land use rights in Yangshuo town, Yangshuo county, Guilin City, Guangxi Province, PRC:

Location	Area (square meters)	Purpose
No. 28 Shenshan Road, Yangshuo Town, Yangshuo County, Guilin City, Guangxi Province, PRC	734.40	Land use rights
Dongling Road, Yangshuo Town, Yangshuo County, Guilin City, Guangxi Province, PRC	4093.80	Land use rights
No. 20 Chenzhong Road, Yangshuo Town, Yangshuo County, Guilin City, Guangxi Province, PRC	643.60	Land use rights and commercial/residential real property

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS

AND CONTROL PERSONS

Our Directors and Executive Officers

On August 1, 2017, Image International Group, Inc. reported the resignation of Geoff Armstrong from the positions of President, Chief Executive Officer, Secretary and Director. His resignation is not the result of any disagreements with the Company. Accordingly, as of August 1, 2017, we appointed Mr. Hoi Ming Chan as our President, Chief Operating Officer, Secretary and Director.

As such, as of January 18, 2018, the date this Report was originally filed, our sole officer and director is a resident of Canada and Hong Kong. As a result, it may be difficult for investors to effect service of process within the United States upon him to enforce court judgments obtained against them in the United States courts.

The following table sets forth certain information concerning our directors and executive officers:

Name	Age	Position	Date

Hoi Ming Chan	57	President, Chief Operating Officer, Secretary and Director	August 1, 2017

Edward Low	46	Chief Financial Officer, Director	January 1, 2009

The following is a summary of the biographical information of our directors and officers:

Mr. Hoi Ming Chan, President, Chief Operating Officer, Secretary and Director, started his career in Hong Kong early in 1990s as sales manager of a music bookstore and involved in the publishing of music masterpieces. In April 1985, he moved to Toronto, Canada and opened a retail clothing store. Later he was employed by Imagination Magazine as Chief Editor. Then he returned to Hong Kong in 1991 with his family and worked as Executive Director of Wise Faith Co Ltd. In November 1998, Hoi Ming returned to Toronto, Canada where he started a property investment and management company that purchased its first industrial–commercial property in Scarborough, Ontario. The property was converted and sold as condominium generating solid profits for the company. In July 2000, the company purchased another property in Toronto which became his last acquisition in this field as Mr. Chan directed his attention towards renewable energy projects in China.

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From January 2002 through March 2008, Mr. Chan was the Chairman and President of Cambridge Education Group, and Chairman of Cambridge Institute of Science and Technology. Mr. Chan is an inventor of new energy technology, he has many individual registered patented technology certificates pertaining to the environmental and energy aspects. Also, Mr. Chan has participated in a number of waste disposal plants in Shijiazhuang China beginning in February 2007 and has been working on power generation projects from March 2010 to present. Mr. Chan is an advocate of new environmental protection energy technology, research, and work on commercial applications in China in order to establish a new energy research, development and manufacturing base within the country beginning with a project in co-operation with Dalian Xinbao Biomass Co Ltd. Mr. Chan is a respected businessman and maintains the backing of the senior level of Chinese government as the country moves towards reducing its carbon footprint.

Mr. Edward Low, Chief Financial Officer and Director, has provided accounting services to public companies for the past 20 years. Most recently, Mr. Low was the Controller for Nevada Geothermal Power Inc., an alternative energy company with an operating geothermal power plant in northern Nevada from February 2003 through June 2012.

Mr. Low’s skills include financial reporting and accounting under IFRS and US GAAP, consolidation of financial statements, budgeting, variance analysis, internal controls, staff supervision, assisting with companies going public, various accounting and income tax software developed over the last fifteen plus years of handling the various responsibilities required to serve in positions from company controller to chief financial officer.

Term of Office

Our directors hold their positions until the next annual meeting of shareholders and until his successor is elected and qualified by our shareholders, or until earlier death, retirement, resignation or removal.

Director Independence

Except as reported above, our President, Chief Executive Officer, Secretary and Director, Mr. Hoi Ming Chan, and our Chief Financial Officer and Director, Mr. Edward Low, do not hold any directorships in other reporting companies and does not qualify as an “independent director” under the Rules of NASDAQ, Marketplace Rule 4200(a)(15). There are no family relationships among our directors or officers.

Family Relationships

There are no family relationships between any of our directors, executive officers or directors.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, our sole officer and director (including those of our subsidiaries) has not:

●	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

●	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

●	Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

●	Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

●	Been the subject to, or a party to, any sanction or order, not subsequently reverse, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Director Qualifications

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to the stockholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. Our sole director believes that there are general requirements for service on the Board that are applicable to directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Board considers the qualifications of director and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by the stockholders, the Board will consider the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors it determines are pertinent in light of the current needs of the Board. The Board also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board requires that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the Board conducts interviews of potential director candidates to assess intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that should be represented on the Board as a whole, in light of the Company’s current needs and its business priorities. The Board believes that it should include some directors with a high level of financial literacy and some directors who possess relevant business experience as a chief executive officer, president or similar position at a company.

Presently, Mr. Hoi Ming Chan is the President, Chief Operating Officer, Secretary and Director of the Company. Mr. Hoi Ming Chan possesses many of the skills and experience needed for our business. He has years of experience in the new energy technology and power generation industries. His knowledge of the industries and familiarity with business management makes him valuable to the Board. Mr. Edward Low is the Chief Financial Officer and Director of the Company. Mr. Edward Low has provided extensive accounting services to public companies for the past 20 years and has served in the executive positions in couple energy resources companies. His financial and industrial knowledge is essential to our board.

The Board plans to eventually increase its membership to include directors with skills and experience complementary to background of Mr. Hoi Ming Chan and Mr. Edward Low.

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Board Leadership Structure and Role in Risk Oversight

Mr. Hoi Ming Chan is the Company’s President, Chief Operating Officer, Secretary and Director. Mr. Edward Low is the Company’s Chief Financial Officer and Director. The Board’s role in the risk oversight of the Company includes, among other things:

-	appointing, retaining and overseeing the work of the independent auditors, including resolving disagreements between the management and the independent auditors relating to financial reporting;

-	approving all auditing and non-auditing services permitted to be performed by the independent auditors;

-	reviewing annually the independence and quality control procedures of the independent auditors;

-	reviewing and approving all proposed related party transactions;

-	discussing the annual audited financial statements with the management; and

-	meeting separately with the independent auditors to discuss critical accounting policies, management letters, recommendations on internal controls, the auditor’s engagement letter and independence letter and other material written communications between the independent auditors and the management.

Board Committees

Audit Committee. We intend to establish an audit committee of the Board which will consist of soon-to-be-nominated independent directors. The audit committee’s duties will be to recommend to the Board the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of the Board, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Audit Committee Financial Expert. The Board currently acts as our audit committee. The Board is still in the process of finding an “audit committee financial expert” as defined in Regulation S-K and directors that are “independent” as that term is used in Section 10A of the Exchange Act.

Compensation Committee. We intend to establish a compensation committee of the Board. The compensation committee will review and approve our salary and benefits policies, including compensation of executive officers.

Nominating Committee. We do not presently have a nominating committee. Our board of directors currently acts as our nominating committee.

Code of Ethics

We are developing a Code of Business Conduct and Ethics that applies to our principal executive officers and principal financial officer, principal accounting officer or controller, or persons performing similar functions and also to other employees.

EXECUTIVE COMPENSATION

Our executive compensation program is designed to help us attract talented individuals to manage and operate all aspects of our business, to reward those individuals fairly over time and to retain those individuals who continue to meet our high expectations.

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The following is a summary of the compensation we paid to our former Chief Executive Officer and current Chief Executive Officer and Chief Financial Officer for the two years ended March 31, 2017 and 2016. This includes all compensation, including any compensation paid to the officer by any of our subsidiaries. Other than otherwise disclosed, no executive officer received compensation in excess of $100,000 in 2017 or 2016.

Summary Compensation Table

Name & Principal Position	Fiscal Year	Base Compensation (annual, unless otherwise noted)	Bonus	Stock Options	Total Annual
Geoffrey Armstrong; President, Chief Executive Officer, Secretary and Director (1)	2015	48,000	-	-	48,000
	2016	48,000	-	-	48,000
	2017	-	-	-	-

Hoi Ming Chan; President, Chief Executive Officer, Secretary and Director (1)	2017	-	-	-	-

Edward Low; Chief Financial Officer and Director	2015	42,000	-	-	42,000
	2016	42,000	-	-	42,000
	2017	42,000	-	-	42,000

(1)	On August 1, 2017, Geoffrey Armstrong resigned from the positions of President, Chief Executive Officer, Secretary and Director. Hoi Ming Chan was appointed as our new President, Chief Executive Officer, Secretary and Director effective from August 1, 2017.

Employment Agreements

As of the reporting date, we have entered into an employment agreement with our sole Chief Financial Officer. For other executives, directors or employees, we have not entered into any direct or indirect employment agreements of the reporting date although they may enter into such arrangements in the future.

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Compensation Discussion and Analysis

We strive to provide our named executive officers (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in line with their roles and responsibilities when compared to peer companies of comparable size in similar locations.

It is not uncommon for Hong Kong private companies in to have base salaries as the sole form of compensation. The base salary level is established and reviewed based on the level of responsibilities, the experience and tenure of the individual and the current and potential contributions of the individual. The base salary is compared to the list of similar positions within comparable peer companies and consideration is given to the executive’s relative experience in his or her position. Base salaries are reviewed periodically and at the time of promotion or other changes in responsibilities.

We will consider forming a compensation committee to oversee the compensation of our named executive officers. The majority of the members of the compensation committee would be independent directors.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The board of directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

As of the date of this report, our directors have received no compensation for their service on the board of directors. We plan to implement a compensation program for our independent directors, as and when they are appointed, which we anticipate will include such elements as an annual retainer, meeting attendance fees and stock options. The details of that compensation program will be negotiated with each independent director.

43

Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised during the fiscal year ended September 30, 2017, by the executive officers named in the Executive Compensation Table.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the ownership of our securities, and except as set forth below, none of the directors, executive officers, holders of more than five percent of our outstanding common stock, or any member of the immediate family of any such person have, to our knowledge, had a material interest, direct or indirect, in any transaction or proposed transaction which may materially affect our company.

On January 15, 2018, IMGL entered into a Share Exchange Agreement with Tang Dynasty Investment Group Limited. Tang Dynasty Investment Group Limited is a limited liability company incorporated on March 22, 2017 under the laws of Hong Kong, Special Administrative Region, China. Prior to the Share Exchange Agreements, all its 10,000 issued and outstanding shares, par value $0.128 (HK$1) per share, were owned by Mr. Hoi Ming Chan, Yuk Kiu Chan, Herman Cheuk Kau Kwong, Kwok Leung Lee, Ni Qin, and Ping Chan

Procedures for Approval of Related Party Transactions

Our board of directors is charged with reviewing and approving all potential related party transactions. All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

LEGAL PROCEEDINGS

We know of no material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any subsidiary, involved as a plaintiff or defendant in any material proceeding or pending litigation. We, however, are currently involved as a third party in an administrative litigation between Yunsheng Yang and Yangshuo County People's Government.

In an administrative litigation in 2017, the plaintiff Yunsheng YANG, an independent third party to Yangshuo, filed a claim against the Yangshuo County People's Government (the “Government”) naming Yangshuo as the third party in revoking the State-owned Land Use Certificate (Shuo Guo Yong (2015) No.500), which states that Yangshuo has the right to use the land involved of area of approximately 734.4㎡ (the “Land”). On August 10, 2017, the Guilin Intermediate People's Court held that there was no evidence could prove the plaintiff has any right regarding the Land and dismiss all the plaintiff’s claims.

The plaintiff was unsatisfied with the judgment and appealed to the Guilin Intermediate People's Court. The second trial is depending now. If the judge upholds the plaintiff’s claims, Yangshou might lose the right to use the involved land.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been quoted on the OTCBB since March 18, 2014 under the designation “IMGL,” however, there has been no trading in our common stock historically.

If a market develops, the trading of our common stock is likely to be thin and volatile. The market price of our common stock will be subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

44

Holders of Our Common Stock

As of January 18, 2018, we have 414,059,000 shares of Common Stock outstanding held by 29 shareholders. The holders of common stock is entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holder of the common stock has no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future. We will rely on dividends from our PRC operation entity for our funds and PRC regulations may limit the amount of funds distributed to us from our PRC operation entity, which will affect our ability to declare any dividends.

Stock Option and Warrant Grants

We have no stock option and warrant granted to our executives, employees, vendors, consultants and any other parties as of the reporting date.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Equity Compensation Plans

We have not adopted any equity compensation plans as of the reporting date.

Penny Stock Regulations

Our shares of common stock are subject to the “penny stock” rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

45

RECENT SALES OF UNREGISTERED SECURITIES

On January 15, 2018, we consummated a Share Exchange Agreement with Tang Dynasty, to acquire all the issued and outstanding capital stock of Tang Dynasty, a Hong Kong company, in exchange for the issuance to 400,000,000 restricted shares of our common stock.

We claim an exemption from the registration requirements of the Act for the private placement of the shares of our common stock to, shareholders of Tang Dynasty, pursuant to Regulation S promulgated thereunder since, among other things, the offer or sale was made in an offshore transaction and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In addition, the recipient of the shares certified that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

46

DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions under the laws of the State of Nevada where the Company was incorporated. The following discussion is qualified in its entirety by reference to such exhibits.

General

We are authorized to issue 1,000,000,000 shares of common stock, par value $0.001 per share, and no share of preferred stock, par value $0.001 per share.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of our common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Indemnification of Directors and Officers

Under provisions of the certificate of incorporation and bylaws of the registrant, directors and officers will be indemnified for any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, in connection with threatened, p ending or completed actions, suits or proceedings, whether civil, or criminal, administrative or investigative (other than an action arising by or in the right of the registrant), if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, directors and officers will be indemnified for reasonable expenses in connection with threatened, pending or completed actions or suits by or in the right of registrant if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, except in the case of certain findings by a court that such person is liable for negligence or misconduct in his or her duty to the registrant unless such court also finds that such person is nevertheless fairly and reasonably entitled to indemnity. The registrant’s Articles of Incorporation also eliminates the liability of directors of the registrant for monetary damages to the fullest extent permissible under Nevada law.

Indemnification against Public Policy

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The effect of indemnification may be to limit the rights of the Company and the stockholders (through stockholders’ derivative suits on behalf of the Company) to recover monetary damages and expenses against a director for breach of fiduciary duty.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure made under Item 1.01 which is incorporated herein by reference.

Item 5.01 Change in Control of Registrant.

As more fully described in Items 1.01 and 2.02 above, on January 15, 2018, Image International Group, Inc. (“IMGL”) entered into a share exchange agreement (“Share Exchange Agreement”) with (i) Tang Dynasty Investment Group Limited, a limited liability company formed under the laws of Hong Kong, Special Administrative Region, China (“Tang Dynasty”). Pursuant to the terms of the Share Exchange Agreement, we issued 400,000,000 new shares of our common stock, par value at $0.001 per share for all of the outstanding common stock of Tang Dynasty. As a result, Tang Dynasty became a wholly owned subsidiary of ours.

47

Prior to the closing of the Share Exchange were exchanged, 10,000 shares of Tang Dynasty’s common stock were issued and outstanding. Mr. Hoi Ming Chan, who is also the sole director of Tang Dynasty, Yuk Kiu Chan, Herman Cheuk Kau Kwong, Kwok Leung Lee, Ni Qin, and Ping Chan acquired all the issued and outstanding capital stock of Tang Dynasty. 10,000 shares of Tang Dynasty’s common stock were in exchange for the issuance of 400,000,000 restricted shares of our common stock (the “Reverse Merger”). The Reverse Merger closed on January 18, 2018.

In connection with this change in control, and as more fully described in Item 2.01 above under the section titled “DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS” and in Item 5.02 below, effective August 1, 2017, Geoff Armstrong resigned from all officers and directors positions they held with the Company due to personal reasons and Mr. Hoi Ming Chan was appointed as the President, Chief Executive Officer, Secretary and director of the Company. There were no disagreements between Geoff Armstrong and the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the disclosure made under Item 1.01 and Item 2.01 which is incorporated herein by reference. For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under the heading “DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS” under Item 2.01 which disclosure is incorporated herein by reference.

48

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired

In accordance with Item 9.01(a), Yangshuo County Xing Yuan Lead-Zinc Mine Co., Ltd.’s audited financial statements as of, and for the years ended December 31, 2016 and 2015, condensed financial statements as of, and for the period ended September 30, 2017, and the accompanying notes, are included in this Report beginning on Page F-1.

(b)	Pro forma financial information

Pursuant to Item 9.01(c), the following unaudited pro forma financial information with respect to the Share Exchange with Tang Dynasty reported on Form 8-K are included in this Report beginning

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2017

Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2017

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

(c)	Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

49

(d)	The following exhibits are filed with this report:

Exhibit Number	Description

2.1	Share Exchange Agreement, dated as of January 15, 2018, by and among the Registrant, Tang Dynasty and Hoi Ming Chan.

3.1	Articles of Incorporation of the Registrant (incorporated by reference from the Registrant’s Registration Statement on Form S-1 filed on June 14, 2013 and Form 8-K filed on December 29, 2014)

3.2	By-Laws of the Registrant (incorporated by reference from the Registrant’s Registration Statement on Registration Statement on Form S-1 filed on June 14, 2013)

10.1	Exclusive Business Cooperation Agreement, dated as of December 5, 2017, between Shenzhen Gu Yue Environmental Protection Co. Ltd. (“WFOE”) and Yangshuo County Xin Yuan Lead-Zinc Mine Co. Ltd (“Yangshuo”).

10.2	Equity Pledge Agreement, dated as of December 5, 2017, by and among WFOE and the shareholders of Yangshuo.

10.3	Exclusive Option Agreement, dated as of December 5, 2017, by and among Tang Dynasty, Yangshuo, and the shareholders of Yangshuo.

10.4	Power of Attorney, dated as of December 5, 2017, by and among WFOE, Yangshuo, and the shareholders of Yangshuo.

10.5	Valuation Report of various properties at Yangshou County, Guilin City, Guangxi Zhuang Autonomous Region, the People’s Republic of China (the “Properties”)

21.1	Subsidiaries of the Registrant

50

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image International Group, Inc.

Date: January 18, 2018
/s/ Hoi Ming Chan
	Name:	Hoi Ming Chan
	Title:	Chief Executive Officer

51

YANGSHUO COUNTY XING YUAN LEAD-ZINC MINE CO., LTD

FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of September 30, 2017 (unaudited), December 31, 2016 and 2015	F-3

Statements of Operations and Comprehensive Loss for the Nine Months Ended September 30, 2017 (unaudited) and for the Years Ended December 31, 2016 and 2015	F-4

Statements of Changes in Stockholders’ Equity for the Nine Months Ended September 30, 2017 (unaudited) and for the Years Ended December 31, 2016 and 2015	F-5

Statements of Cash Flows for the Nine Months Ended September 30, 2017 (unaudited) and for the Years Ended December 31, 2016 and 2015	F-6

Notes to Financial Statements	F-7 to F-27

IMAGE INTERNATIONAL GROUP, INC. (IMGL) AND ITS SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Financial Data	F-28

Unaudited Pro Forma Condensed Balance Sheet as of September 30, 2017	F-29

Unaudited Pro Forma Condensed Statements of Operations for the Nine Months ended September 30, 2017	F-30

Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-31

F-1

Report of Independent Registered Public Accounting Firm

To:	The Board of Directors and Shareholders of
Yangshuo County Xing Yuan Lead-Zinc Mine Co., Ltd.:

We have audited the accompanying balance sheets of Yangshuo County Xing Yuan Lead-Zinc Co., Ltd (the “Company”) as of December 31, 2016 and 2015, and the related statements of operations, changes in stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2016, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and has a negative working capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Centurion ZD CPA Limited

Centurion ZD CPA Limited

Hong Kong, China

January 18, 2018

F-2

Yangshuo County Xing Yuan Lead-Zinc Mine Co., Ltd.

Balance Sheets

		September 30, 2017	December 31, 2016	December 31, 2015
	Note	(Unaudited)	(Audited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents		$756,398	$19,127	$33,742
Deposits and other receivables, net	3	159,277	2,020	30,652
Total current assets		915,675	21,147	64,394

Non-current assets
Property, plant and equipment, net	4	195,081	191,249	210,561
Intangible assets, net	5	1,722,431	1,686,211	1,853,112
Total non-current assets		1,917,512	1,877,460	2,063,673

Total assets		$2,833,187	$1,898,607	$2,128,067

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Short term loans	6	472,481	453,801	486,390
Security deposits and other payable	7	85,134	84,483	89,778
Accrued loan interest		393,272	364,247	371,093
Deferred revenue		-	2,304	11,120
Amount due to shareholder	8	899,753	-	-
Total current liabilities		1,850,640	904,835	958,381

Total liabilities		1,850,640	904,835	958,381

STOCKHOLDERS’ EQUITY

Common stock		130,548	130,548	130,548
Additional paid-in capital		826,250	826,250	826,250
Retained earnings		110,303	163,148	265,141
Accumulated other comprehensive loss		(84,554)	(126,174)	(52,253)
Total stockholders’ equity		982,547	993,772	1,169,686

Total liabilities and stockholders’ equity		$2,833,187	$1,898,607	$2,128,067

The accompanying notes are an integral part of these financial statements.

F-3

Yangshuo County Xing Yuan Lead-Zinc Mine Co., Ltd.

Statements of Operations

	For the Period Ended September 30,2017	For the Year Ended December 31,2016	For the Year Ended December 31,2015
	(Unaudited)	(Audited)	(Audited)
Revenue	$-	$-	$56,567
Cost of revenue	-	-	-
Gross profit	-	-	56,567

Operating expenses
General and administrative expenses	(79,670)	(136,777)	(117,181)

Loss from operations	(79,670)	(136,777)	(60,614)

Other income (expense):
Interest income	367	18	18
Interest expense	(14,223)	(18,840)	(21,382)
Other expense	-	-	(318)
Other income	40,681	53,606	22,785
Total other income (expense)	26,825	34,784	1,103

Loss before income taxes	(52,845)	(101,993)	(59,511)

Income taxes	-	-	-

Net loss	(52,845)	(101,993)	(59,511)

Foreign currency translation adjustment	41,620	(73,921)	(51,940)

Comprehensive loss	$(11,225)	$(175,914)	$(111,451)

The accompanying notes are an integral part of these financial statements.

F-4

Yangshuo County Xing Yuan Lead-Zinc Mine Co., Ltd.

Statements of Stockholders’ Equity

	Common stock	Additional paid in capital	Retained earnings	Accumulated other comprehensive income	Total stockholders’ equity
Balance, December 31, 2014	$130,548	$826,250	$324,652	$(313)	$1,281,137
Net loss for the year	-	-	(59,511)	-	(59,511)
Foreign currency translation adjustment	-	-	-	(51,940)	(51,940)
Balance, December 31, 2015	130,548	826,250	265,141	(52,253)	1,169,686
Net loss for the year	-	-	(101,993)	-	(101,993)
Foreign currency translation adjustment	-	-	-	(73,921)	(73,921)
Balance, December 31, 2016	$130,548	$826,250	$163,148	$(126,174)	$993,772
Net loss for the period	-	-	(52,845)	-	(52,845)
Foreign currency translation adjustment	-	-	-	41,620	41,620
Balance, September 30, 2017	$130,548	$826,250	$110,303	$(84,554)	$982,547

F-5

Yangshuo County Xing Yuan Lead-Zinc Mine Co., Ltd.

Statements of Cash Flows

	For the period ended September 30, 2017	For the year ended December 31,2016	For the year ended December 31,2015
	(Unaudited)	(Audited)	(Audited)
Cash flows from operating activities:
Net loss	$(52,845)	$(101,993)	$(59,511)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	4,096	5,441	5,735
Amortization	33,644	44,687	47,099
Changes in operating assets and liabilities:
Decrease (increase) in other receivables	(159,324)	27,791	(7,779)
Increase (decrease) in other payables	(2,865)	753	3,565
Increase (decrease) in accrued liabilities	14,223	18,840	21,382
(Decrease) increase in deferred revenue	(2,432)	(8,439)	11,465
(Decrease) increase in amount due to shareholder	912,058	-	-
Net cash provided by / (used in) operating activities	746,555	(12,920)	21,956

Net increase (decrease) in cash and cash equivalents	746,555	(12,920)	21,956

Effect of exchange rate changes on cash	(9,284)	(1,695)	(1,211)

Cash and cash equivalents, beginning balance	19,127	33,742	12,997

Cash and cash equivalents, ending balance	$756,398	$19,127	33,742

Supplementary cash flows information:
Cash paid for interest	$-	$-	$-
Cash paid for income tax	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

F-6

Yangshuo County Xing Yuan Lead-Zinc Mine Co., Ltd.

Notes to Financial Statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Yangshuo County Xing Yuan Lead-Zinc Mine Co., Ltd. (“Yangshuo”) was incorporated on January 22, 1996 under the laws of the People’s Republic of China. Yangshuo primarily engages in lead, zinc and copper mining ore and generates revenue through the sales of processed lead, zinc and copper to customers primarily in Guangxi province. It is located in Xingping Town, the junction of Yangshuo, Gongcheng and Lingchuan. Yangshuo is a joint-stock enterprise established in the former State-owned Yangshuo County Lead-Zinc Mine and there are approximately 50 shareholders.

Yangshuo has a long history of lead, zinc and copper mining. In recent years, the Chinese government implemented and enforced environmental protection policy and the drawbacks of the joint-back cooperative system impacted the production efficiency and management of Yangshuo, its traditional business of mining of lead, zinc and copper has been idled in recent years. Since there was a considerable amount of mineral resources particularly in lead-zinc tailing reserve, Yangshuo has been exploring business opportunities in the processing of lead-zinc tailings. At present, Yangshuo is in process of obtaining the mining certificate from governmental agencies.

During this transition period, Yangshuo made its building and land available for lease and entered into operating leases with individual and business lessees. The leases with individual lessees expire over the next 1 to 3 year(s) and the leases with commercial lessees expire over the next 2 to 4 years.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant Accounting Policies

Basis of Presentation

The financial statements of Yangshuo have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. Yangshuo’s financial statements are expressed in U.S. dollars.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimate and assumptions that impact the presented amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the presented amounts of revenues and expenses during the period. Actual results may differ from those estimates. Significant estimates during the years ended December 31, 2016 and 2015 include the collectability of receivables, the useful lives of long-lived assets and intangibles, assumptions used in assessing impairment of long-lived assets, valuation of accruals for expenses and tax due.

Going concern consideration

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern basis. The going-concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed on the financial statements. The Company’s ability to continue as a going concern depends on the liquidation of its current assets. As of September 30, 2017 and December 31, 2016, the Company has incurred a comprehensive loss of $11,225 and $175,914 respectively and a negative working capital of $934,965 and $883,688 respectively. These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

F-7

In an effort to continue as a going concern, Yangshuo has entered into a series of contractual agreements with Shenzhen Gu Yue Environmental Protection Technology Co. Ltd. (“Gu Yue”), a PRC company on December 5, 2017. Based on these agreements, Gu Yue obtained the controlling interest of Yangshuo and provides operational, management, marketing, technological and other support services to Yangshuo’s tailing reserve and sand mix business. The shareholder may also continue to raise fund through private placement or issuance of shares to support the operational needs. Management believes that the foregoing actions would enable Yangshuo to continue as a going concern.

Foreign Currency Translation

The reporting currency of Yangshuo is the U.S. dollar. Yangshuo use the local currency, Renminbi (RMB), as their functional currency as determined based on the criteria of ASC 830, “Foreign Currency Translation”. Assets and liabilities are translated at the unified exchange rate as quoted by the U.S. Federal Reserve at the end of the period. Income and expense accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Translation adjustments included in accumulated other comprehensive gain/(loss) amounted to 41,620, $(73,921) and $(51,940) as of September 30, 2017, December 31, 2016 and 2015, respectively.

Below is a table with foreign exchange rates used for translation:

For the year ended December 31, (Average Rate)	September 30, 2017		2016		2015
Chinese Renminbi (RMB)	RMB	6.5785	RMB	6.6400	RMB	6.2827
United States dollar ($)		$1.0000		$1.0000		$1.0000

As of December 31, (Closing Rate)	September 30, 2017		2016		2015
Chinese Renminbi (RMB)	RMB	6.6685	RMB	6.9430	RMB	6.4778
United States dollar ($)		$1.0000		$1.0000		$1.0000

Cash and Cash Equivalents

Yangshuo considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Yangshuo maintains with various financial institutions in the PRC. As of September 30, 2017, December 31, 2016 and 2015, cash balances held in PRC banks are uninsured. Yangshuo has not experienced any losses in bank accounts and believes it is not exposed to any risks on its cash in bank accounts.

Financial Instrument

The carrying amount reported in the balance sheet for cash, other receivables, accrued liabilities and other payables approximate fair value because of the immediate or short-term maturity of these financial instruments.

Plant, Property and Equipment

Plant, property and equipment are stated at cost less accumulated depreciation and impairment losses. Gains and losses on dispositions of property and equipment are included in operating income (loss). Major additions, renewals and improvements are capitalized, while maintenance and repairs are recognized as expense as incurred.

Depreciation is provided over the estimated useful life of each class of depreciable assets and is computed using the straight-line method over the useful lives of the assets are as follows:

Classification	Estimated useful life
Buildings	Over the lease term

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Intangibles

Intangible assets are carried at cost less accumulated amortization.

Yangshuo accounts for its significant leases of land use rights for purposes of classification of operating or capital. At the inception of the lease agreements, Yangshuo will classify the leases as capital leases under ASC 840-30 if (a) transfer of ownership to lessee at the end of the lease term, (b) bargain purchase option, (c) the lease term equals to or exceeds 75% of economic life of the leased property, and/or (d) present value of minimum lease payments exceeds 90% of fair value of the lease property. Otherwise, the leases will be classified as operating leases.

Intangible assets with finite useful lives are amortized on a straight-line basis that align with it economic benefits of the intangible assets to be consumed. The original estimated useful life for the land use rights of Yangshuo ranged from 38 to 70 years stipulated on the lease term.

Intangible assets are reviewed at least annually to determine whether there are any circumstances arisen that may trigger the impairment of their carrying values. Management considers intangible assets to be impaired if their carrying value exceeds the future projected cash flows from the perspective operations. Management also evaluates the periods of amortization to identify if any subsequent events or conditions that warrant revised estimates of useful lives.

Impairment of Long-lived Assets

Long-lived assets, including buildings and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. Yangshuo assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated discounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. When Yangshuo identifies an impairment, Yangshuo reduces the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of the period ended September 30, 2017, fiscal years ended December 31, 2016 and 2015, management determined that there was no impairment.

Fair Values of Financial Instruments

ASC Topic 825, Financial Instruments (“Topic 825”) requires disclosure of fair value information of financial instruments, whether or not recognized in the balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Topic 825 excludes certain financial instruments and all non-financial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

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Yangshuo considers the carrying amount of cash, other receivables and other short-term payables, to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization.

Comprehensive Income (Loss)

Other comprehensive income (loss) refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income (loss) but are excluded from net income (loss) as these amounts are recorded directly as an adjustment to stockholders’ equity. Yangshuo’s other comprehensive income (loss) is comprised of foreign currency translation adjustments.

Revenue Recognition

Yangshuo recognizes revenue in accordance with ASC 605, Revenue Recognition, regarding revenue recognition which specifies that revenue is realized or realizable and earned. Sales revenue is recognized at the date the shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, Yanghshuo has no other obligations and collectability is reasonably assured. Payment received before all the relevant criteria are recorded as customer advance.

Yangshuo sells the products of lead and zinc ore mining to industrial users and/or construction companies in primarily Yangshuo county, Guangxi province of the PRC. Sales agreements are signed with some of the major customers. The agreements provide specific terms and conditions with the exception of delivery date and quantity, which are provided when customers requested orders. Yangshuo does not sell products on a consignment basis. There is no right of return or exchange after products are delivered and accepted by customers.

Operating revenue of Yangshuo represents the selling price of the products on invoice, net of a value-added tax (“VAT”).

During the transition period of Yangshuo exploring business opportunities, it made its land and buildings available for release. Rental income attributable to residential and commercial leases is recorded on a straight-line basis, which is not materially different than if it were recorded when due from residents and recognized monthly as it was earned. Leases entered into between a resident and a property for the rental of a unit are generally year-to-year, renewable upon consent of both parties on an annual or monthly basis.

Concentration of Risk

Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and other accounts receivable. As of September 30, 2017, December 31, 2016 and 2015, $756,039 (RMB 5,041,643), $14,886 (RMB 103,350) and $31,513 (RMB 204,133) were deposited with various major financial institutions located in the PRC, respectively. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness. Historically, deposits in Chinese banks are secure due to state policy to protect depositor interests. However, China promulgated a Bankruptcy Law in August 2006 that came into effect on June 1, 2007, which contains a separate article expressly stating that the State Council may promulgate implementation measures to provide for the bankruptcy of Chinese banks based on the Bankruptcy Law. Under the current Bankruptcy Law, a Chinese bank may file bankruptcy if it deems itself to be insolvent. In addition, since China’s concession to the World Trade Organization, foreign banks have been gradually permitted to operate in China and have intensified competition in many aspects, especially since the opening of the Renminbi business to foreign banks in late 2006. Therefore, the risk of bankruptcy at the institutions that the Company maintains deposits has increased. In the event of bankruptcy, the Company is unlikely to reclaim its deposits in full since it is unlikely to be classified as a secured creditor under PRC laws.

Other accounts receivable consists of rental receivable and deposit paid. They are typically unsecured and rental receivable are derived from revenue earned from leasee, thereby exposed to credit risk. The risk is mitigated by the Company’s assessment of its leasees’ creditworthiness and its ongoing monitoring of outstanding balances. The Company maintains reserves for estimated credit losses, and such losses have generally been within expectations.

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Income Taxes

Yangshuo accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

Yangshuo applies ASC 740, Accounting for Income Taxes, to account for uncertainty in income taxes and the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

Recent Accounting Pronouncement

The FASB has issued Accounting Standards Update (ASU) No. 2015-01, Income Statement - Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items.

The FASB issued this ASU as part of its initiative to reduce complexity in accounting standards. The objective of the simplification initiative is to identify, evaluate, and improve areas of U.S. GAAP for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to the users of financial statements.

This ASU eliminates from U.S. GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement - Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. Presently, an event or transaction is presumed to be an ordinary and usual activity of the reporting entity unless evidence clearly supports its classification as an extraordinary item.

If an event or transaction meets the criteria for extraordinary classification, an entity is required to segregate the extraordinary item from the results of ordinary operations and show the item separately in the income statement, net of tax, after income from continuing operations. The entity also is required to disclose applicable income taxes and either present or disclose earnings-per-share data applicable to the extraordinary item.

The FASB heard from stakeholders that the concept of extraordinary items causes uncertainty because it is unclear when an item should be considered both unusual and infrequent. Additionally, some stakeholders said that although users find information about unusual or infrequent events and transactions useful, they do not find the extraordinary item classification and presentation necessary to identify those events and transactions. Other stakeholders noted that it is extremely rare in current practice for a transaction or event to meet the requirements to be presented as an extraordinary item.

This ASU will also align more closely U.S. GAAP income statement presentation guidance with IAS 1, Presentation of Financial Statements, which prohibits the presentation and disclosure of extraordinary items.

The amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The effective date is the same for both public business entities and all other entities.

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The FASB has issued Accounting Standards Update (ASU) No. 2015-04, Compensation - Retirement Benefits (Topic 715): Practical Expedient for the Measurement Date of an Employer’s Defined Benefit Obligation and Plan Assets. For an entity with a fiscal year-end that does not coincide with a month-end, the amendments in this ASU provide a practical expedient that permits the entity to measure defined benefit plan assets and obligations using the month-end that is closest to the entity’s fiscal year-end and apply that practical expedient consistently from year to year. The practical expedient should be applied consistently to all plans if an entity has more than one plan. Employee benefit plans are not within the scope of the amendments.

If a contribution or significant event (such as a plan amendment, settlement, or curtailment that calls for a remeasurement in accordance with existing requirements) occurs between the month-end date used to measure defined benefit plan assets and obligations and an entity’s fiscal year-end, the entity should adjust the measurement of defined benefit plan assets and obligations to reflect the effects of those contributions or significant events. However, an entity should not adjust the measurement of defined benefit plan assets and obligations for other events that occur between the month-end measurement and the entity’s fiscal year-end that are not caused by the entity (e.g., changes in market prices or interest rates).

If an entity applies the practical expedient and a contribution is made between the month-end date used to measure defined benefit plan assets and obligations and the entity’s fiscal year-end, the entity should not adjust the fair value of each class of plan assets for the effects of the contribution. Instead, the entity should disclose the amount of the contribution to permit reconciliation of the total fair value of all the classes of plan assets in the fair value hierarchy to the ending balance of the fair value of plan assets.

An entity is required to disclose the accounting policy election and the date used to measure defined benefit plan assets and obligations in accordance with the amendments in this ASU.

The amendments are effective for public business entities for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments are effective for financial statements issued for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. Earlier application is permitted. The amendments should be applied prospectively.

IFRS does not have a practical expedient that permits an entity to measure defined benefit plan assets and obligations as of the month-end that is closest to the entity’s fiscal year-end (or the month-end that is closest to the date of a significant event that occurred in an interim period), whereas the amendments in this Update provide that practical expedient.

The FASB has issued Accounting Standards Update (ASU) No. 2015-10, Technical Corrections and Improvements. The amendments cover a wide range of Topics in the FASB Accounting Standards Codification™ (Codification). The amendments generally fall into one of the types of amendments listed below.

1. Amendments Related to Differences between Original Guidance and the Codification. These amendments arose because of differences between original guidance (e.g., FASB Statements, EITF Issues, and so forth) and the Codification. These amendments principally carry forward pre-Codification guidance or subsequent amendments into the Codification. Many times, either the writing style or phrasing of the original guidance did not directly translate into the Codification format and style. As a result, the meaning of the guidance might have been unintentionally altered. Alternatively, amendments in this section may relate to guidance that was codified without some text, references, or phrasing that, upon review, was deemed important to the guidance.

2. Guidance Clarification and Reference Corrections. These amendments provide clarification through updating wording, correcting references, or a combination of both. In most cases, the feedback suggested that, without these enhancements, guidance may be misapplied or misinterpreted.

3. Simplification. These amendments streamline or simplify the Codification through minor structural changes to headings or minor editing of text to improve the usefulness and understandability of the Codification.

4. Minor Improvements. These amendments improve the guidance and are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities.

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The amendments represent changes to clarify the Codification, correct unintended application of guidance, or make minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. In addition, some of the amendments will make the Codification easier to understand and easier to apply by eliminating inconsistencies, providing needed clarifications, and improving the presentation of guidance in the Codification.

Transition guidance varies based on the amendments. The amendments that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon issuance.

The FASB has issued Accounting Standards Update (ASU) No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

All other entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in ASU 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU 2014-09.

FASB Reduces Complexity of Classifying Deferred Taxes on the Balance Sheet. The FASB has issued Accounting Standards Update (ASU) No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which changes how deferred taxes are classified on organizations’ balance sheets.

The ASU eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, organizations will be required to classify all deferred tax assets and liabilities as noncurrent.

The amendments apply to all organizations that present a classified balance sheet. For public companies, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For private companies, not-for-profit organizations, and employee benefit plans, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018.

On February 25, 2016, the Financial Accounting Standards Board (FASB) issued its new lease accounting guidance in Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842).

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Under the new guidance, lessees will be required recognize the following for all leases (with the exception of short-term leases) at the commencement date:

-A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and

-A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary, lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers.

The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing.

Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years (i.e., January 1, 2019, for a calendar year entity). Nonpublic business entities should apply the amendments for fiscal years beginning after December 15, 2019 (i.e., January 1, 2020, for a calendar year entity), and interim periods within fiscal years beginning after December 15, 2020. Early application is permitted for all public business entities and all nonpublic business entities upon issuance.

Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach.

The FASB has issued Accounting Standards Update (ASU) No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net). The amendments relate to when another party, along with the entity, is involved in providing a good or service to a customer. Topic 606 Revenue from Contracts with Customers requires an entity to determine whether the nature of its promise is to provide that good or service to the customer (i.e., the entity is a principal) or to arrange for the good or service to be provided to the customer by the other party (i.e., the entity is an agent).

The amendments are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations by clarifying the following:

-An entity determines whether it is a principal or an agent for each specified good or service promised to a customer.

-An entity determines the nature of each specified or service (e.g., whether it is a good, service, or a right to a good or service).

-When another entity is involved in providing goods or services to a customer, an entity that is a principal obtains control of: (a) a good or another asset from the other party that it then transfers to the customer; (b) a right to a service that will be performed by another party, which gives the entity the ability to direct that party to provide the service to the customer on the entity’s behalf; or (c) a good or service from the other party that it combines with other goods or services to provide the specified good or service to the customer.

-The purpose of the indicators in paragraph 606-10-55-39 is to support or assist in the assessment of control. The amendments in paragraph 606-10-55-39A clarify that the indicators may be more or less relevant to the control assessment and that one or more indicators may be more or less persuasive to the control assessment, depending on the facts and circumstances.

The amendments amend certain existing illustrative examples and add additional illustrative examples to assist in the application of the guidance.

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The effective date and transition of these amendments is the same as the effective date and transition of ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Public entities should apply the amendments in ASU 2014-09 for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Private entities must apply the amendments one year later.

The FASB has issued Accounting Standards Update No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606.

The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. Public entities should apply the amendments for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The effective date for nonpublic entities is deferred by one year.

Identifying Performance Obligations

Before an entity can identify its performance obligations in a contract with a customer, the entity first identifies the promised goods or services in the contract. The amendments add the following guidance:

1. An entity is not required to assess whether promised goods or services are performance obligations if they are immaterial in the context of the contract with the customer.

2. An entity is permitted, as an accounting policy election, to account for shipping and handling activities that occur after the customer has obtained control of a good as an activity to fulfill the promise to transfer the good rather than as an additional promised service.

To identify performance obligations in a contract, an entity evaluates whether promised goods and services are distinct. The amendments improve the guidance on assessing the promises are separately identifiable criterion by:

1. Better articulating the principle for determining whether promises to transfer goods or services to a customer are separately identifiable by emphasizing that an entity determines whether the nature of its promise in the contract is to transfer each of the goods or services or whether the promise is to transfer a combined item (or items) to which the promised goods and/or services are inputs.

2. Revising the related factors and examples to align with the improved articulation of the separately identifiable principle.

Licensing Implementation Guidance

Topic 606 includes implementation guidance on determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments are intended to improve the operability and understandability of the licensing implementation guidance by clarifying the following:

1. An entity’s promise to grant a customer a license to intellectual property that has significant standalone functionality (e.g., the ability to process a transaction, perform a function or task, or be played or aired) does not include supporting or maintaining that intellectual property during the license period.

2. An entity’s promise to grant a customer a license to symbolic intellectual property (that is, intellectual property that does not have significant standalone functionality) includes supporting or maintaining that intellectual property during the license period.

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3. An entity considers the nature of its promise in granting a license, regardless of whether the license is distinct, in order to apply the other guidance in Topic 606 to a single performance obligation that includes a license and other goods or services (in particular, the guidance on determining whether a performance obligation is satisfied over time or at a point in time and the guidance on how best to measure progress toward the complete satisfaction of a performance obligation satisfied over time).

The FASB has issued Accounting Standards Update No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. The amendments do not change the core revenue recognition principle in Topic 606. The amendments provide clarifying guidance in certain narrow areas and add some practical expedients. These amendments are effective at the same date that Topic 606 is effective. Topic 606 is effective for public entities for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Topic 606 is effective for nonpublic entities one year later. Following is a summary of the clarifying guidance and practical expedients in the amendments.

Assessing the Collectability Criterion in Paragraph 606-10-25-1(e) and Accounting for Contracts That Do Not Meet the Criteria for Step 1 (Applying Paragraph 606-10-25-7). The amendments clarify the objective of the collectibility criterion in Step 1. The objective of this assessment is to determine whether the contract is valid and represents a substantive transaction on the basis of whether a customer has the ability and intention to pay the promised consideration in exchange for the goods or services that will be transferred to the customer. The amendments also add a new criterion to paragraph 606-10-25-7 to clarify when revenue would be recognized for a contract that fails to meet the criteria in Step 1. That criterion allows an entity to recognize revenue in the amount of consideration received when the entity has transferred control of the goods or services, the entity has stopped transferring goods or services (if applicable) and has no obligation under the contract to transfer additional goods or services, and the consideration received from the customer is nonrefundable.

Presentation of Sales Taxes and Other Similar Taxes Collected from Customers. The amendments permit an entity, as an accounting policy election, to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price.

Noncash Consideration. The amendments specify that the measurement date for noncash consideration is contract inception. The amendments also clarify that the variable consideration guidance applies only to variability resulting from reasons other than the form of the consideration.

Contract Modifications at Transition. The amendments provide a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations.

Completed Contracts at Transition. The amendments clarify that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application. Accounting for elements of a contract that do not affect revenue under legacy GAAP are irrelevant to the assessment of whether a contract is complete. In addition, the amendments permit an entity to apply the modified retrospective transition method either to all contracts or only to contracts that are not completed contracts.

Technical Correction. The amendments clarify that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. However, an entity is still required to disclose the effect of the changes on any prior periods retrospectively adjusted.

The FASB has issued Accounting Standards Update (ASU) No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to address diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows.

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The amendments provide guidance on the following eight specific cash flow issues:

●	Debt Prepayment or Debt Extinguishment Costs;

●	Settlement of Zero-Coupon Debt Instruments or Other Debt Instruments with Coupon Interest Rates That Are Insignificant in Relation to the Effective Interest Rate of the Borrowing;

●	Contingent Consideration Payments Made after a Business Combination;

●	Proceeds from the Settlement of Insurance Claims;

●	Proceeds from the Settlement of Corporate-Owned Life Insurance Policies, including Bank-Owned;

●	Life Insurance Policies;

●	Distributions Received from Equity Method Investees;

●	Beneficial Interests in Securitization Transactions; and

●	Separately Identifiable Cash Flows and Application of the Predominance Principle.

The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted, including adoption in an interim period.

The amendments should be applied using a retrospective transition method to each period presented. If it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest date practicable.

FASB Amends the Accounting for Intra-Entity Transfers of Assets. The FASB has issued Accounting Standards Update No. 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory. Current GAAP prohibits the recognition of current and deferred income taxes for an intra-entity asset transfer until the asset has been sold to an outside party. This prohibition on recognition is an exception to the principle of comprehensive recognition of current and deferred income taxes in GAAP.

The amendments require an entity to recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs. The amendments eliminate the exception for an intra-entity transfer of an asset other than inventory. Two common examples of assets included in the scope of the amendments are intellectual property and property, plant, and equipment.

The amendments do not include new disclosure requirements; however, existing disclosure requirements might be applicable when accounting for the current and deferred income taxes for an intra-entity transfer of an asset other than inventory.

The amendments align the recognition of income tax consequences for intra-entity transfers of assets other than inventory with International Financial Reporting Standards. IAS 12, Income Taxes, requires recognition of current and deferred income taxes resulting from an intra-entity transfer of any asset (including inventory) when the transfer occurs.

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The amendments are effective for public business entities for annual reporting periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods. For all other entities, the amendments are effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual periods beginning after December 15, 2019. Early adoption is permitted for all entities in the first interim period if an entity issues interim financial statements.

The amendments should be applied on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings as of the beginning of the period of adoption.

The FASB has issued Accounting Standards Update (ASU) No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The amendments apply to all entities that have restricted cash or restricted cash equivalents and are required to present a statement of cash flows. The amendments address diversity in practice that exists in the classification and presentation of changes in restricted cash on the statement of cash flows.

The amendments require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. As a result, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments do not provide a definition of restricted cash or restricted cash equivalents.

The amendments are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted. The amendments should be applied using a retrospective transition method to each period presented.

The FASB has issued Accounting Standards Update (ASU) No. 2016-19, Technical Corrections and Improvements. The amendments cover a wide range of Topics in the Accounting Standards Codification. The amendments generally fall into one of the types of categories listed below.

●	Amendments related to differences between original guidance (e.g., FASB Statements, EITF Issues, etc.) and the Codification. These amendments principally carry forward pre-Codification guidance or subsequent amendments into the Codification. Many times, either the writing style or phrasing of the original guidance did not directly translate into the Codification format and style. As a result, the meaning of the guidance might have been unintentionally altered. Alternatively, amendments in this category may relate to guidance that was codified without some text, reference, or phrasing that, upon review, was deemed important to the guidance.

●	Guidance clarification and reference corrections that provide clarification through updating wording, correcting references, or a combination of both. In most cases, the feedback suggested that, without these enhancements, guidance may be misapplied.

●	Simplification amendments that streamline or simplify the Codification through minor structural changes to headings or minor editing of text to improve the usefulness and understandability of the Codification.

●	Minor improvements to the guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities.

F-18

The FASB has issued Accounting Standards Update (ASU) No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements for Topic 606. Public entities should apply Topic 606 (and related amendments) for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Nonpublic entities should apply Topic 606 (and related amendments) for an annual reporting period beginning after December 15, 2018, (i.e., January 1, 2019, for a calendar year entity) and interim reporting periods within annual reporting periods beginning after December 15, 2019.

On May 28, 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in ASU 2016-20 affect narrow aspects of the guidance issued in ASU 2014-09 as summarized below.

Issue 1: Loan Guarantee Fees: The amendments clarify that guarantee fees within the scope of Topic 460, Guarantees, (other than product or service warranties) are not within the scope of Topic 606.

Issue 2: Contract Costs - Impairment Testing: The amendments clarify that when performing impairment testing in Subtopic 340-40, Other Assets and Deferred Charges – Contracts with Customers, an entity should: (a) consider expected contract renewals and extensions; and (b) include both the amount of consideration it already has received but has not recognized as revenue and the amount it expects to receive in the future.

Issue 3: Contract Costs - Interaction of Impairment Testing with Guidance in Other Topics: The amendments clarify that impairment testing first should be performed on assets not within the scope of Topic 340, Topic 350, Intangibles - Goodwill and Other, or Topic 360, Property, Plant, and Equipment (e.g., Topic 330, Inventory), then assets within the scope of Topic 340, then asset groups and reporting units within the scope of Topic 360 and Topic 350.

Issue 4: Provisions for Losses on Construction-Type and Production-Type Contracts: The amendments require that the provision for losses be determined at least at the contract level. However, the amendments allow an entity to determine the provision for losses at the performance obligation level as an accounting policy election.

Issue 5: Scope of Topic 606: The amendments remove the term insurance from the scope exception to clarify that all contracts within the scope of Topic 944, Financial Services – Insurance, are excluded from the scope of Topic 606.

Issue 6: Disclosure of Remaining Performance Obligations: The amendments provide optional exemptions from the disclosure requirement for remaining performance obligations for specific situations in which an entity need not estimate variable consideration to recognize revenue. The amendments also expand the information that is required to be disclosed when an entity applies one of the optional exemptions.

Issue 7: Disclosure of Prior-Period Performance Obligations: The amendments clarify that the disclosure of revenue recognized from performance obligations satisfied (or partially satisfied) in previous periods applies to all performance obligations and is not limited to performance obligations with corresponding contract balances.

Issue 8: Contract Modifications Example: The amendments better align Example 7 with the principles in Topic 606.

Issue 9: Contract Asset versus Receivable: The amendments provide a better link between the analysis in Example 38, Case B and the receivables presentation guidance in Topic 606.

F-19

Issue 10: Refund Liability: The amendments remove the reference to the term contract liability from the journal entry in Example 40.

Issue 11: Advertising Costs: The amendments reinstate the guidance on the accrual of advertising costs and move the guidance to Topic 720, Other Expenses.

Issue 12: Fixed-Odds Wagering Contracts in the Casino Industry: The amendments: (a) create a new Subtopic 924-815, Entertainment – Casinos - Derivatives and Hedging, which includes a scope exception from the derivatives guidance for fixed-odds wagering contracts; and (b) includes a scope exception within Topic 815 for fixed-odds wagering contracts issued by casino entities. Fixed-odds wagering contracts are revenue transactions which should be recognized in accordance with Topic 606.

Issue 13: Cost Capitalization for Advisors to Private Funds and Public Funds: The amendments align the cost-capitalization guidance for advisors to both public funds and private funds in Topic 946, Financial Services - Investment Companies.

The FASB has issued Accounting Standards Update (ASU) No. 2017-03, Accounting Changes and Error Corrections (Topic 250) and Investments - Equity Method and Joint Ventures (Topic 323): Amendments to SEC Paragraphs Pursuant to Staff Announcements at the September 22, 2016 and November 17, 2016 EITF Meetings.

The amendments add paragraph 250-10-S99-6 which includes the text of “SEC Staff Announcement: Disclosure of the Impact That Recently Issued Accounting Standards Will Have on the Financial Statements of a Registrant When Such Standards Are Adopted in a Future Period (in accordance with Staff Accounting Bulletin [SAB] Topic 11.M).” Following is the text of the SEC Staff Announcement:

This announcement applies to ASU No. 2014- 09, Revenue from Contracts with Customers (Topic 606); ASU No. 2016-02, Leases (Topic 842); and ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent amendments. FN1

F-20

SAB Topic 11.M provides the SEC staff view that a registrant should evaluate ASUs that have not yet been adopted to determine the appropriate financial statement disclosuresFN2 about the potential material effects of those ASUs on the financial statements when adopted. Consistent with Topic 11.M, if a registrant does not know or cannot reasonably estimate the impact that adoption of the ASUs referenced in this announcement is expected to have on the financial statements, then in addition to making a statement to that effect, that registrant should consider additional qualitative financial statement disclosures to assist the reader in assessing the significance of the impact that the standard will have on the financial statements of the registrant when adopted. In this regard, the SEC staff expects the additional qualitative disclosures to include a description of the effect of the accounting policies that the registrant expects to apply, if determined, and a comparison to the registrant’s current accounting policies. Also, a registrant should describe the status of its process to implement the new standards and the significant implementation matters yet to be addressed:

FN 1 This announcement also applies to any subsequent amendments to guidance in the ASUs that are issued prior to a registrant’s adoption of the aforementioned ASUs.

FN 2 Topic 11.M provides SEC staff views on disclosures that registrants should consider in both Management’s Discussion & Analysis (MD&A) and the notes to the financial statements. MD&A may contain cross references to these disclosures that appear within the notes to the financial statements.

The FASB has issued Accounting Standards Update No. 2017-05, Other Income – Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets.

A contract may involve the transfer of both nonfinancial assets and financial assets (e.g., cash and receivables). The amendments clarify that a financial asset is within the scope of Subtopic 610-20 if it meets the definition of an in substance nonfinancial asset. The amendments also define the term in substance nonfinancial asset.

The amendments clarify that nonfinancial assets within the scope of Subtopic 610-20 may include nonfinancial assets transferred within a legal entity to a counterparty. For example, a parent may transfer control of nonfinancial assets by transferring ownership interests in a consolidated subsidiary. A contract that includes the transfer of ownership interests in one or more consolidated subsidiaries is within the scope of Subtopic 610-20 if substantially all of the fair value of the assets that are promised to the counterparty in a contract is concentrated in nonfinancial assets.

The amendments clarify that an entity should identify each distinct nonfinancial asset or in substance nonfinancial asset promised to a counterparty and derecognize each asset when a counterparty obtains control of it.

The amendments are effective at the same time Topic 606, Revenue from Contracts with Customers is effective. For public entities, the amendments are effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. For all other entities, the amendments are effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019.

The FASB has issued Accounting Standards Update No. 2017-06, Plan Accounting: Defined Benefit Pension Plans (Topic 960); Defined Contribution Pension Plans (Topic 962); Health and Welfare Benefit Plans (Topic 965): Employee Benefit Plan Master Trust Reporting. The amendments relate primarily to the reporting by an employee benefit plan (a plan) for its interest in a master trust. A master trust is a trust for which a regulated financial institution (bank, trust company, or similar financial institution that is regulated, supervised, and subject to periodic examination by a state or federal agency) serves as a trustee or custodian and in which assets of more than one plan sponsored by a single employer or by a group of employers under common control are held.

F-21

The amendments are effective for fiscal years beginning after December 15, 2018. Early adoption is permitted. The amendments should be applied retrospectively to each period for which financial statements are presented. The amendments apply to reporting entities within the scope of Topic 960, Plan Accounting - Defined Benefit Pension Plans, Topic 962, Plan Accounting - Defined Contribution Pension Plans, or Topic 965, Plan Accounting - Health and Welfare Benefit Plans.

Under Topic 960, investments in master trusts are presented in a single line item in the statement of net assets available for benefits. Similar guidance is not provided in Topic 962 or 965, which has resulted in diversity in practice. For each master trust in which a plan holds an interest, the amendments require a plan’s interest in that master trust and any change in that interest to be presented in separate line items in the statement of net assets available for benefits and in the statement of changes in net assets available for benefits, respectively.

Topics 960 and 962 require plans to disclose their percentage interest in the master trust and a list of the investments held by the master trust, presented by general type, within the plan’s financial statements. The amendments remove the requirement to disclose the percentage interest in the master trust for plans with divided interests and require that all plans disclose the dollar amount of their interest in each of those general types of investments.

Current U.S. GAAP does not require disclosure by plans of the master trust’s other assets and liabilities. Examples of those balances include amounts due from brokers for securities sold, amounts due to brokers for securities purchased, accrued interest and dividends, and accrued expenses. The amendments require all plans to disclose: (a) their master trust’s other asset and liability balances; and (b) the dollar amount of the plan’s interest in each of those balances.

Lastly, investment disclosures (e.g., those required by Topics 815 and 820) relating to 401(h) account assets are generally provided in both the defined benefit pension plan financial statements and the health and welfare benefit plan financial statements. Stakeholders noted that the disclosures are redundant. The amendments remove that redundancy and do not require that the investment disclosures relating to the 401(h) account assets be provided in the health and welfare benefit plan’s financial statements. The amendments will require the health and welfare benefit plan to disclose the name of the defined benefit pension plan in which those investment disclosures are provided, so that participants can easily access those statements for information about the 401(h) account assets, if needed.

The FASB has issued Accounting Standards Update (ASU) No. 2017-07, Compensation — Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. The amendments apply to all employers, including not-for-profit entities, that offer to their employees defined benefit pension plans, other postretirement benefit plans, or other types of benefits accounted for under Topic 715, Compensation — Retirement Benefits.

The amendments require that an employer report the service cost component in the same line item or items as other compensation costs arising from services rendered by the pertinent employees during the period. The other components of net benefit cost are required to be presented in the income statement separately from the service cost component and outside a subtotal of income from operations, if one is presented. If a separate line item or items are used to present the other components of net benefit cost, that line item or items must be appropriately described. If a separate line item or items are not used, the line item or items used in the income statement to present the other components of net benefit cost must be disclosed.

The amendments also allow only the service cost component to be eligible for capitalization when applicable (e.g., as a cost of internally manufactured inventory or a self-constructed asset).

 The amendments are effective for public business entities for annual periods beginning after December 15, 2017, including interim periods within those annual periods. For other entities, the amendments are effective for annual periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. Early adoption is permitted as of the beginning of an annual period for which financial statements (interim or annual) have not been issued or made available for issuance.

F-22

FASB Amends SEC Paragraphs related to Revenue Recognition and Leases Standards for Public Business Entities. The FASB has issued Accounting Standards Update (ASU) No. 2017-13.This ASU adds, amends, and supersedes SEC paragraphs of the Accounting Standards Codification (ASC) related to the adoption and transition provisions of ASU No. 2014-09, Revenue From Contracts with Customers and ASU 2016-02, Leases,for public business entities. The ASU is titled ASU No. 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842): Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments.

ASU 2017-13 codifies portions of an SEC Staff Announcement made at the July 20, 2017 Emerging Issues Task Force (EITF) meeting essentially delaying the effective date of the revenue recognition and leases standards for a subset of public entities . The SEC Observer made the following SEC Staff Announcement, “Transition Related to Accounting Standards Updates No. 2014-09 and 2016-02,” at the July 20, 2017 EITF meeting:

The SEC staff would not object to a public business entity that otherwise would not meet the definition of a public business entity except for a requirement to include or the inclusion of its financial statements or financial information in another entity’s filing with the SEC adopting (1) ASC Topic 606, Revenue from Contracts with Customers for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019, and (2) ASC Topic 842, Leases for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020.

A public business entity that otherwise would not meet the definition of a public business entity except for a requirement to include or the inclusion of its financial statements or financial information in another entity’s filing with the SEC may still elect to adopt ASC Topic 606 and ASC Topic 842 according to the public business entity effective dates.

This announcement is applicable only to public business entities that otherwise would not meet the definition of a public business entity except for a requirement to include or the inclusion of its financial statements or financial information in another entity’s filing with the SEC. This announcement is not applicable to other public business entities.

F-23

NOTE 3 – DEPOSITS AND OTHER RECEIVABLES

Deposits and other receivables consisted of the following:

	September 30, 2017	December 31, 2016	December 31, 2015
	(unaudited)	(audited)	(audited)
Rental receivable	$9,318	$2,020	$30,652
Deposit paid	149,959
Less: allowance for doubtful accounts	-	-	-
Total deposits and other receivables, net	$159,277	$2,020	$30,652

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consisted of the following:

	September 30, 2017	December 31, 2016	December 31, 2015
	(unaudited)	(audited)	(audited)
Buildings	$209,942	$201,642	$216,123
Less: accumulated depreciation and impairment charges	(14,861)	(10,393)	(5,562)
Total property, plant and equipment, net	$195,081	$191,249	$210,561

The depreciation expenses for the quarter ended September 30, 2017, years ended December 31, 2016 and 2015 were $4,096, $5,441 and $5,735, respectively

NOTE 5 – INTANGIBLES, NET

Intangible assets consisted of the following:

	September 30, 2017	December 31, 2016	December 31, 2015
	(unaudited)	(audited)	(audited)
Land use rights	$1,844,492	$1,771,569	$1,898,793
Less: accumulated amortization	(122,061)	(85,358)	(45,681)
Total intangibles, net	$1,722,431	$1,686,211	$1,853,112

The amortization expenses of land use rights for the quarter ended September 30, 2017, the years ended December 31, 2016 and 2015 were $33,644, $44,687 and $47,099 respectively.

F-24

The estimated amortization expenses for each of the five succeeding years is as follows:

Year ending December 31,	Estimated amortization expense

2017	$44,687
2018	44,687
2019	44,687
2020	44,687
2021	44,687
Thereafter	1,462,776
Total	$1,686,211

NOTE 6 – SHORT TERM LOANS

Short-term loans represented amounts due to bank and government agency, normally due within one year. The principal of the loans is due at maturity but can be renewed at the bank’s option. Interest is due monthly.

Short term loans due to bank and government consisted of the following as of the years indicated:

	September 30, 2017	December 31, 2016	December 31, 2015
	(unaudited)	(audited)	(audited)

Loan from Agricultural Bank of China with original principal amount at RMB 1,497,945 at a variable interest rate. Average interest rate is 4.9%, 4.9% and 5.5% for the quarter ended September 30, 2017, fiscal years ended December 31, 2016 and 2015, respectively. The loan is matured in October 1989 . Yangshuo is negotiating an extension with the lender.	$224,630	$215,749	$231,243

Loan from the Yangshuo County Bureau of Finance with original principal amount RMB 652,794 at a fixed interest rate. Interest rate is 7.92% per annum for the quarter ended September 30, 2017, fiscal years ended December 31, 2016 and 2015, respectively. The loan is repayable on demand.	97,892	94,022	100,774

Loan from the Yangshuo County Bureau of finance with original loan amount RMB 1,000,000 at a zero interest rate. The loan is repayable on demand.	149,959	144,030	154,373

Total short-term loans	$472,481	$453,801	$486,390

Interest expense on short term loans for the quarter ended September 30, 2017, years ended December 31,2016 and 2015 amounted to $14,223, $18,840 and $21,382, respectively. No interest expense has been capitalized into property, plant and equipment as all borrowings were for working capital purposes.

NOTE 7 – SECURITY DEPOSITS AND OTHER PAYABLES

Deposits and other payables as of September 30, 2017, December 31, 2016 and 2015 consisted of:

	September 30, 2017	December 31, 2016	December 31, 2015
	(unaudited)	(audited)	(audited)
Security deposits	$72,401	$72,253	$76,670
Other payable	12,733	12,230	13,108
Total	$85,134	$84,483	$89,778

F-25

NOTE 8 – AMOUNT DUE TO A RELATED PARTY

The details for amount due to related party were as follows:

	September 30, 2017	December 31, 2016	December 31, 2015
	(unaudited)	(audited)	(audited)
ZHANG Hui, shareholder of Yangshuo (1)	$899,753	$-	$-
Total	$899,753	$-	$-

(1)	Zhang Hui, shareholder of Yangshuo since September 27, 2017.

NOTE 9 – NON-OPERATING REVENUE

Non-operating revenue mainly consists of rental revenue. For the quarter ended September 30, 2017, fiscal year ended December 31, 2016 and 2015, Yangshuo has recognized its rental revenue in an amount of $24,684, $26,852 and $21,512, respectively.

The following is a schedule by years of minimum future rentals on non-cancelable operating leases as of December 31, 2016:

Year ending December 31:
2017	$31,687
2018	24,917
2019	9,729
2020	6,557
Total minimum future rentals receivable	$72,890

NOTE 10 – INCOME TAXES

PRC

Yangshuo Xing Yuan Lead-Zinc Mine Co. Ltd (“Yangshuo”) is incorporated in the People’s Republic of China and governed by the income tax laws of the PRC. The income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subject to income tax at a rate of 25% after appropriate tax adjustments.

Under the EIT Laws, dividends paid by PRC enterprises out of profits earned post-2007 to non-PRC tax resident investors are subject to PRC withholding tax of 10%. A lower withholding tax rate may be applied based on applicable tax treaty with certain countries.

F-26

Loss before income tax of $52,845, $101,993 and $59,511 for the quarter ended September 30, 2017, year ended December 31, 2016 and 2015 respectively, were attributed to operations in China. The income tax expenses consisted of the following:

	September 30, 2017	December 31, 2016	December 31, 2015
	(unaudited)	(audited)	(audited)
Loss before income tax	$(52,845)	$(101,993)	$(59,511)
Temporary difference	-	-	-
Permanent difference	-	-	-
Taxable loss	$52,845	$(101,993)	$(59,511)
China Enterprise Income Tax Rate	25%	25%	25%
Net Operating Loss	(13,211)	(25,498)	(14,878)
Less: Valuation allowance	13,211	25,498	14,878
Total	$-	$-	$-

No deferred tax has been provided as there are no material temporary differences arising during the quarter ended September 30, 2017, year ended December 31, 2016 and 2015.

NOTE 11 - STATUTORY RESERVE

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”) at each year-end). Yangshuo did not make appropriations to statutory reserve for the quarter ended September 30, 2017, fiscal years ended December 31, 2016 and 2015 as the entity has incurred book loss and tax loss in those periods.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

As of the reporting date, Yangshuo has not incurred any unrecognized or recognized commitments or loss contingencies that are subject to disclosure requirements.

NOTE 13 – CONTINGENT LIABILITY

In an administrative litigation in 2017, the plaintiff Yunsheng YANG, an independent third party to Yangshuo, filed a claim against the Yangshuo County People's Government (the “Government”) naming Yangshuo as the third party in revoking the State-owned Land Use Certificate (Shuo Guo Yong (2015) No.500), which states that Yangshuo has the right to use the land involved of area of approximately 734.4㎡ (the “Land”). On August 10, 2017, the Guilin Intermediate People's Court held that there was no evidence could prove the plaintiff has any right regarding the Land and dismiss all the plaintiff’s claims.

The plaintiff was unsatisfied with the judgment and appealed to the Guangxi Zhuang Autonomous Region Higher People’s Court. The second trial is pending at the date of this report.

According to the PRC legal opinion of the counsel of Yangshuo , the possible impact is that if the judge held in favor of the plaintiff’s claims, Yangshuo might lose the right to use the Land which carrying amount as at September 30, 2017 is US$259,326. However, the director of Yangshuo opined that the probability of losing the case is less than probable based on the judgement of the court of first instance. As such, no impairment loss is provided on the involved land as of the report date.

NOTE 14 - SUBSEQUENT EVENT

On November 15, 2017, the Company has entered into an operational agreement with Fortune Deluxe Limited (“Fortune”), a Hong Kong Company, to jointly operate the exploration of a mine for 20 years, whereby Yangshuo and Fortune will invest approximately $0.5 million (RMB 3.3 million) and $0.3 million (RMB 2 million), respectively, on the acquisition of equipment and machinery. The agreement provides that Yangshuo will grant an authorization to Fortune to explore the mining for a consideration of $0.5 million (HKD 4 million). Yangshuo and Fortune share 54% and 46% after-tax profit.

On December 5, 2017, Yangshuo signed a series of contractual arrangements (the Power of Attorney, the Exclusive Business Operation Agreement, the Exclusive Business Option Agreement and Equity Interest Pledge Agreement) with Shenzhen Gu Yue Environmental Protection Technology Co. Ltd (“Gu Yue”), which was incorporated on November 8, 2010 and converted to a Wholly Foreign-Owned Enterprise (“WFOE”) on November 29, 2017. Under such agreements, Gu Yue provides comprehensive administrative, managerial and operational supports to Yangshuo, assumes Yangshuo’s business risk of loss and receive all the expected residual returns of Yangshuo. Accordingly, Yangshuo is under the effective control of Gu Yue and its accounts will be consolidated with Gu Yue’s accounts in accordance with ASC 810-10, Consolidation, upon the execution of those agreements.

F-27

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

On December 5, 2017, Yangshuo County Xing Yuan Lead-Zinc Mine Co., Ltd. (“Yangshuo”), a PRC entity, and Shenzhen Gu Yue Environmental Protection Technology Co. Ltd , (“Gu Yue”), a Wholly Foreign-Owned Enterprise (“WFOE”) entered into a series of agreements known as variable interest agreement (the “VIE Agreements”), pursuant to which Yangshuo became Gu Yue’s contractually controlled affiliate. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government.

On January 15, 2018, Image International Group, Inc. (“IMGL” or “the Company”), Tang Dynasty Investment Group Limited (“Tang Dynasty”), the holding company of Gu Yue, and the shareholders of Tang Dynasty entered into the share exchange agreement (“Share Exchange Agreement”), which on January 18, 2018. Pursuant to the terms of the Share Exchange Agreement, IMGL exchanged 400,000,000 shares of their common stock for all of the outstanding capital stock of Tang Dynasty with the result that Tang Dynasty became a wholly owned subsidiary of IMGL.

For accounting purposes, the Share Exchange Agreement has been accounted for as a reverse acquisition, and the transactions has been treated as a recapitalization of Tang Dynasty, with Tang Dynasty as the accounting acquirer and continuing entities although IMGL is the legal acquirer. Accordingly, the Company’s historical financial statements are those of Tang Dynasty immediately following the consummation of the reverse acquisition.

The accompanying unaudited pro forma condensed combined financial information have been prepared to present the balance sheet and statements of operations of IMGL to indicate how the combined financial statements might have looked like if the acquisition of Tang Dynasty and the transactions related to the acquisition had occurred as of the beginning of the periods presented.

The unaudited pro forma condensed combined balance sheet as of September 30, 2017 is presented as if we have entered into and closed the Share Exchange Agreement, hence consummation of the reverse acquisition on September 30, 2017.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2017 are presented as if the reverse acquisition consummated at the beginning of the periods presented and were carried forward through each of the aforementioned periods presented.

The unaudited pro forma condensed combined financial statements of IMGL were derived from the financial statements contained on its September 30, 2017 Form 10-Q and March 31, 2017 Form 10-K, as filed with the Securities and Exchange Commission.

The unaudited pro forma condensed financial statements of Tang Dynasty and Subsidiaries were derived from their books and records and assumed the VIE Agreements consummated on such period.

The unaudited pro forma condensed financial statements of Yangshuo were derived from Yangshuo’s financial statements contained elsewhere in this Form 8-K.

These unaudited pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial position and consolidated results of operations.

F-28

IMAGE INTERNATIONAL GROUP, INC. (IMGL) AND ITS SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2017

		Tang Dynasty Investment Group Limited	Yangshuo County Xing
	Image	and	Yuan Lead-
	International Group, Inc.	Subsidiaries Consolidated	Zinc Mine Co., Ltd.	Adjustment		Pro forma Balances
ASSETS
Cash and cash equivalents	$1,910	$1,455,617	$756,398	$-		$2,213,925
Other receivable, net	-	57,707	159,277	-		216,984
Current Assets	1,910	1,513,324	915,675	-		2,430,909

Non-current assets
Property, plant and equipment, net	-	11,919	195,081	-		207,000
Intangible assets, net	-	-	1,722,431	-		1,722,431
Non-current Assets	-	11,919	1,917,512	-		1,929,431

Total Assets	$1,910	$1,525,243	$2,833,187	$-		$4,360,340

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
LIABILITIES
Short term loans	$-	$-	$472,481	$-		$472,481
Accrued expense	20,000	10,413	393,272	-		423,685
Other payables	-	20,405	85,134	-		105,539
Due to directors	-	1,785,686	-	-		1,785,686
Due to related parties	140,895	15,618	899,753	-		1,056,266
Current Liabilities	160,895	1,832,122	1,850,640	-		3,843,657

Total Liabilities	160,895	1,832,122	1,850,640	-		3,843,657

STOCKHOLDERS’ EQUITY (DEFICIT)
Ordinary shares	-	1,612,987	130,548	(1,743,535)	(1)	-

Common Stock, 1,000,000,000 shares authorized, $0.001 par value 14,059,000 and 400,000,000 shares issued and outstanding as of September 30, 2017 and as adjusted, respectively	14,059	-	-	385,941	(2)	400,000

Additional paid-in capital	784,941	-	826,250	1,357,594	(1,2)	2,968,785

Accumulated deficit	(957,985)	(1,921,714)	110,303	-		(2,769,396)
Accumulated other comprehensive loss	-	1,848	(84,554)	-		(82,706)
Total Stockholders’ equity (deficit)	(158,985)	(306,879)	982,547	-		516,683
Total Liabilities and Stockholders’ Equity (Deficit)	$1,910	$1,525,243	$2,833,187	$-		$4,360,340

F-29

IMAGE INTERNATIONAL GROUP, INC. (IMGL) AND ITS SUBSIDIARIES

Unaudited Pro Forma Condensed Statements of Operations for the Nine-Months ended September 30, 2017

	Image	Tang Dynasty Investment Group Limited and	Yangshuo County Xing Yuan Lead-
	International Group, Inc.	Subsidiaries Consolidated	Zinc Mine Co., Ltd.	Adjustment	Combined
Operating expenses:
General and administrative expenses	$54,590	$291,324	$79,670	$-	$425,584
Total operating expenses	54,590	291,324	79,670	-	425,584

Loss from operations	(54,590)	(291,324)	(79,670)	-	(425,584)

Other income (expense):
Interest income	-	-	367	-	367
Interest expense	-	(453)	(14,223)	-	(14,676)
Exchange gain (loss)	(1,688)	-		-	(1,688)
Other income, net	-	-	40,681	-	40,681
Total other income (expense), net	(1,688)	(453)	26,825	-	24,684

(Loss) income before taxes	(56,278)	(291,777)	(52,845)	-	(400,900)

Income taxes	-	-	-	-	-

Net (loss) income	$(56,278)	$(291,777)	$(52,845)	$-	$(400,900)

Foreign currency translation adjustment	-	219	41,620	-	41,839

Comprehensive (loss) income	$(56,278)	$(291,558)	$(11,225)	$-	$(359,061)

Net (loss) income per common share:
Basic					$(0.001)
Diluted					$(0.001)

Weighted average shares outstanding:
Basic					400,000,000
Diluted					400,000,000

F-30

IMAGE INTERNATIONAL GROUP, INC. (IMGL) AND ITS SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared in order to present the combined financial position and results of the operations of Image International Group, Inc. (“IMGL” or “the Company”), Tang Dynasty Investment Group Limited (“Tang Dynasty”) and its subsidiaries, and Yangshuo County Xing Yuan Lead-Zinc Mine Co., Ltd., the operating and contractually controlled affiliate as if the reverse acquisition had occurred as of September 30, 2017 for the unaudited pro forma condensed combined balance sheet, to give effect to the reverse acquisition of IMGL, as if the transaction had taken place at the beginning of the periods presented for the unaudited pro forma condensed combined statement of operations for the period ended September 30, 2017, and to give effect to the reverse acquisition of IMGL, as if the transaction had taken place as of beginning of the periods presented for the unaudited pro forma condensed statements of operations for the nine months ended September 30, 2017.

Note 2 – Adjustments

(1)	To adjust equity of Tang Dynasty

(2)	To record issuance of 400,000,000 shares of the Company’s common stock and paid in capital for all of Tang Dynasty’s shares.

F-31